As filed with the Securities and Exchange Commission on July 23, 2018 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

International Spirits and Beverage Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	2085	20-5673057
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8300 FM 1960 West, Suite 450
Houston, Texas 77070
(832) 390-2754
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Alonzo Pierce Chairman and President
International Spirits and Beverage Group, Inc.
50 West Liberty Street, Suite 880
Reno, NV 89501
(775) 322-0626
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Robert L. Sonfield, Jr.
Sonfield & Sonfield
2500 Wilcrest, 3rd Floor
Houston, Texas 77042
Telephone: (713) 877-8333
Facsimile: (713)877-1547
Email: robert@sonfield.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.
(check one)

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE
Shares Offered by	Title of Each Class of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Aggregate Offering Price per Share(4)	Proposed Maximum Aggregate offering price(4)	Registration Fee
The Company for Distribution (1)	Common stock, par value $.001 per share	507,059	$0.035	$17,747
The Company	Common stock, par value $.001 per share	14,285,713	$0.035	$500,000
Totals		14,792,772		$517,747	$64.46

(1)	Covers distribution of 507,059 shares to the stockholders of Top Shelf Brands for acquisition of rights to Besado Tequila™ and Dziaq Liqueur™.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.

The Registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED July 23, 2018

14,792,713 SHARES
Common Stock
(par value $0.001)

INTERNATIONAL SPIRITS AND BEVERAGE GROUP, INC.

This prospectus relates to the sale or other disposition from time to time of 14,792,713 shares of our common stock, par value $0.001 per share by the company and selling stockholders named in this prospectus. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will pay all the expenses related to this offering.

We will issue 507,059 shares of common stock to Top Shelf Brands Holding Corp., hereafter Top Shelf, for acquisition of our Besado TequilaTM and Dziaq LiqueurTM. At the time elected by Top Shelf, it will distribute the common stock received by it on a pro rata basis to Top Shelf’s shareholders of record.

Top Shelf’s shareholders are not required to vote on or take any other action in connection with the distribution. We are not asking for a proxy, and we request that you do not send us a proxy. Top Shelf’s stockholders will not be required to pay any consideration for our common stock they receive in the distribution, and they will not be required to surrender or exchange their shares of common stock or take any other action in connection with the distribution.

Our common stock currently trades on the OTC Pink tier of the OTC Markets under the symbol “ISBG”. On July 6, 2018, the closing price of our common stock as reported on the OTC Pink was .0299. After the sale of shares registered hereby, common stock of International Spirits will continue to be reported on the OTC Markets under the symbol “ISBG.”

In reviewing this prospectus, you should carefully consider the matters described in the section titled “Risk Factors” beginning on page 1 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is          , 2018.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities. We believe the following discussion identifies the most significant risks and uncertainties that could adversely affect our business. If any of the following risks were actually to occur, our business, results of operations, cash flows, and financial condition could be materially and adversely affected. Additional risks not currently known to us, or that we currently deem to be immaterial, could also materially adversely affect our business, results of operations, cash flows, and financial condition in future periods.

Risks Related to Our Business

We are a development stage company with a history of operating losses and expect to continue to realize losses in the near future.

Currently our operations are producing very little revenue, and we currently rely on investments by third parties to fund our business. Even when we begin to generate revenues from operations, we may not become profitable or be able to sustain profitability.

We have reported net losses of $7,647,093 from the date of inception through March 31, 2018. We have not realized adequate revenue in order to support our operations. We expect to continue to incur net losses and negative cash flow from operations for the near term. To date, we have had only limited operating revenues. There can be no assurance that we will achieve material revenues in the future. Should we achieve a level of revenues that make us profitable, there is no assurance that we can maintain or increase profitability levels in the future.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

The following factors raise substantial doubt regarding the ability of our business to continue as a going concern: (i) the losses we incurred since our inception; (ii) our lack of significant operating revenues since inception through the date of this prospectus; and (iii) our dependence on the sale of equity or debt securities to continue in operation. We therefore expect to incur significant losses in the foreseeable future. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to curtail or cease our operations. If this happens, you could lose all or part of your investment.

Our lack of any profitable operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We do not have any substantial operating history, which makes it impossible to evaluate our business based on historical operations. Our business carries both known and unknown risks. Therefore, our past results may not be indicative of future results. Although this is true for any business, it is particularly true for us because of our lacking any profitable operating history.

We might not succeed in our strategies for acquisitions and dispositions.

From time to time, we may attempt to acquire or invest in additional brands or businesses. We expect to continue to seek acquisition and investment opportunities that we believe will increase long-term shareholder value, but we may not be able to find and purchase brands or businesses at acceptable prices and terms. Acquisitions involve risks and uncertainties, including potential difficulties integrating acquired brands and personnel; the possible loss of key customers or employees most knowledgeable about the acquired business; implementing and maintaining consistent U.S. public company standards, controls, procedures, policies, and information systems; exposure to unknown liabilities; business disruption; and management distraction. Acquisitions, investments, or joint ventures could also lead us to incur additional debt and related interest expenses, issue additional shares, and become exposed to contingent liabilities, as well as lead to dilution in our earnings per share and reduction in our return on average invested capital. We could incur future restructuring charges or record impairment losses on the value of goodwill or other intangible assets resulting from previous acquisitions, which may also negatively affect our financial results.

We also evaluate from time to time the potential disposition of assets or businesses that may no longer meet our growth, return, or strategic objectives. In selling assets or businesses, we may not get prices or terms as favourable as we anticipated. We could also encounter difficulty in finding buyers on acceptable terms in a timely manner, which could delay our accomplishment of strategic objectives. Expected cost savings from reduced overhead relating to the sold assets may not materialize, and the overhead reductions could temporarily disrupt our other business operations. Any of these outcomes could negatively affect our financial performance.

The forward-looking estimates presented in this prospectus may differ from our actual results.

The forward-looking estimates and production dates we have included in this prospectus are based upon a number of assumptions and on information that we believe is reliable as of today. However, these forward-looking estimates and assumptions are inherently subject to significant business and economic uncertainties, many of which are beyond our control. These forward-looking estimates are necessarily speculative in nature, and you should expect that some or all of the assumptions will not materialize. Actual results will vary from the forward- looking estimates and the variations will likely be material and are likely to increase over time. Consequently, the inclusion of these forward- looking estimates in this prospectus should not be regarded as a representation by us or any other person that the forward-looking estimates will actually be achieved. Moreover, we do not intend to update or otherwise revise these forward-looking estimates to reflect events or circumstances after the date of this prospectus to reflect the occurrence of unanticipated events. You, as a holder of the shares, are cautioned not to place undue reliance on the forward-looking estimates.

We may not be able to finance the growth of our business, which we expect will require significant amounts of capital, including the acquisition of equipment, the development and construction of our distribution and processing facilities.

From time to time, we may attempt to acquire or invest in additional brands or businesses. We expect to continue to seek acquisition and investment opportunities that we believe will increase long-term shareholder value, but we may not be able to find and purchase brands or businesses at acceptable prices and terms. Acquisitions involve risks and uncertainties, including potential difficulties integrating acquired brands and personnel; the possible loss of key customers or employees most knowledgeable about the acquired business; implementing and maintaining consistent U.S. public company standards, controls, procedures, policies, and information systems; exposure to unknown liabilities; business disruption; and management distraction. Acquisitions, investments, or joint ventures could also lead us to incur additional debt and related interest expenses, issue additional shares, and become exposed to contingent liabilities, as well as lead to dilution in our earnings per share and reduction in our return on average invested capital. We could incur future restructuring charges or record impairment losses on the value of goodwill or other intangible assets resulting from previous acquisitions, which may also negatively affect our financial results.

We also evaluate from time to time the potential disposition of assets or businesses that may no longer meet our growth, return, or strategic objectives. In selling assets or businesses, we may not get prices or terms as favorable as we anticipated. We could also encounter difficulty in finding buyers on acceptable terms in a timely manner, which could delay our accomplishment of strategic objectives. Expected cost savings from reduced overhead relating to the sold assets may not materialize, and the overhead reductions could temporarily disrupt our other business operations. Any of these outcomes could negatively affect our financial performance.

Our inability to control the inherent risks of acquiring and integrating businesses in the future could adversely affect our operations.

Our management believes acquisitions could potentially be a key element of our business strategy in the future. We may be required to incur substantial indebtedness to finance future acquisitions and also may issue equity securities in connection with such acquisitions. We may not be able to secure additional capital to fund acquisitions. If we are able to obtain financing, such additional debt service requirements may impose a significant burden on our results of operations and financial condition. The issuance of additional equity securities could result in significant dilution to stockholders. Acquisitions may not perform as expected when the acquisition was made and may be dilutive to our overall operating results. Additional risks we expect to face include:

•	retaining and attracting key employees;
•	retaining and attracting new customers;
•	increased administrative burden following acquisitions;
•	assessing and maintaining an effective internal control environment over an acquired business in order to comply with public reporting requirements;
•	developing and integrating our sales and marketing capabilities;
•	managing our growth effectively;
•	integrating operations following acquisitions;
•	operating a new line of business; and increased logistical problems common to larger, more expansive operations. If we fail to manage these risks successfully, our business could be harmed.

We may have difficulty managing growth in our business, which could adversely affect our financial condition and results of operations.

Our growth in accordance with our business plan, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we expand our activities through both organic growth and possible acquisitions, there will be additional demands on our financial, technical, operational and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrences of unexpected expansion difficulties, including the failure to recruit and retain experienced managers and other professionals in the alcoholic beverage industry, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

The following factors could also present difficulties for us:

•	lack of sufficient executive-level accounting and administrative personnel;
•	increased burden on existing personnel;
•	long lead times associated with acquiring additional equipment, including potential delays; and
•	ability to maintain the level of focused service attention to our customers.

The failure to adequately manage these factors could also have a material adverse effect on our business, financial condition and results of operation.

One of our stockholders has the ability to significantly influence any matters to be decided by the stockholders, which may prevent or delay a change in control of our company.

Alonzo Pierce, our chairman and president currently owns 100% of our Series E preferred stock. As holder of the Series E preferred stock Mr. Pierce is entitled, voting separately as a single class, to vote double the number of all other voting share resulting in 2/3rds of all votes. As a result, it could exert considerable influence over the outcome of any corporate matter submitted to our stockholders for approval, including the election of directors and any transaction that might cause a change in control, such as a merger or acquisition. Any stockholders in favor of a matter that is opposed by this stockholder cannot overrule the vote of Mr. Pierce.

Alonzo Pierce is our sole executive officer with experience in our alcoholic beverage business and the loss of Mr. Pierce could adversely affect our business.

Since Mr. Pierce is currently our sole executive officer with experience in our business, if he were to die, become disabled, or leave our company, we would be forced to retain individuals to replace him. There is no assurance that we can find suitable persons to replace him if that becomes necessary. We have no “key man” life insurance at this time.

We may be subject to shareholder litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

As discussed in the following risk factors, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may become the target of similar litigation. Securities litigation will result in substantial costs and liabilities and will divert management’s attention and resources.

Provisions in our Amended and Restated Articles of Incorporation and Amended and Restated By-laws and of Nevada law may prevent or delay an acquisition of International Spirits, which could decrease the trading price of the International Spirits common stock.

Our amended and restated documents will contain provisions, which together with applicable Nevada law, may discourage, delay or prevent a merger or acquisition that our stockholders consider favorable.

These provisions may discourage, delay or prevent certain types of transactions involving an actual or a threatened acquisition or change in control of International Spirits, including unsolicited takeover attempts, even though the transaction may offer our stockholders the opportunity to sell their International Spirits common stock at a price above the prevailing market price. See “Description of Our Capital Stock—Certain Provisions of Nevada Law, Our Amended and Restated Articles of Incorporation and Amended and Restated By-laws” for more information.

Risks Related to our Common Stock

Our common stock currently trades on the OTC Pink tier of the OTC Markets under the symbol “ISBG.” An active trading market may not be sustained following the distribution by the selling stockholders. Our stock price may fluctuate significantly.

An active trading market for our common stock may not be sustained in the future. The lack of an active market may make it more difficult for stockholders to sell our shares and could lead to our share price being depressed or volatile.

We cannot predict the prices at which the International Spirits common stock may trade after the distribution. The market price of the International Spirits common stock may fluctuate widely, depending on many factors, some of which may be beyond our control, including:

•	actual or anticipated fluctuations in our operating results due to factors related to our businesses;
•	success or failure of our business strategies;
•	our quarterly or annual earnings or those of other companies in our industries;
•	our ability to obtain financing as needed;
•	announcements by us or our competitors of significant acquisitions or dispositions;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	the failure of securities analysts to cover the International Spirits common stock after the distribution;
•	changes in earnings estimates by securities analysts or our ability to meet those estimates;
•	the operating and stock price performance of other comparable companies;
•	investor perception of our company and the distilled spirits industry;
•	overall market fluctuations;
•	results from any material litigation or government investigation;
•	changes in laws and regulations (including tax laws and regulations) affecting our business;
•	changes in capital gains taxes and taxes on dividends affecting stockholders; and
•	general economic conditions and other external factors.

Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company.

These broad market fluctuations could adversely affect the trading price of the International Spirits common stock.

Our future sales of common stock by stockholders may have an adverse effect on the then prevailing market price of our common stock.

In the event a public market for our common stock is sustained in the future, sales of our common stock may be made by holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act of 1933. In general, under Rule 144, a non-affiliated person who has satisfied a six-month holding period in a company registered under the Securities Exchange Act of 1934, as amended, may, sell their restricted common stock without volume limitation, so long as the issuer is current with all reports under the Exchange Act in order for there to be adequate common public information. Affiliated persons may also sell their common shares held for at least six months, but affiliated persons will be required to meet certain other requirements, including manner of sale, notice requirements and volume limitations. Non-affiliated persons who hold their common shares for at least one year will be able to sell their common stock without the need for there to be current public information in the hands of the public. Future sales of shares of our public float or by restricted common stock made in compliance with Rule 144 may have an adverse effect on the then prevailing market price, if any, of our common stock.

Lack of Independent Directors.

The Sarbanes-Oxley Act of 2002 requires us as a public corporation to have an audit committee composed solely of independent directors. Currently, we have no independent directors and lack an audit committee of the board of directors. Audit committee communications will have to go directly to board members and addressed with the board of directors. We can provide no assurances that we will be able to attract and maintain independent directors on our board or form an audit committee in compliance with Sarbanes-Oxley.

We do not expect to pay cash dividends in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

As a public company, we are subject to complex legal and accounting requirements that will require us to incur significant expenses and will expose us to risk of non-compliance.

As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies. The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. Our relative inexperience with these requirements may increase the cost of compliance and may also increase the risk that we will fail to comply. Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, loss of market confidence and/or governmental or private actions against us. We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our management.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms.

When we elect to raise additional funds or additional funds are required, we may raise such funds from time to time through public or private equity offerings, debt financings, corporate collaboration and licensing arrangements or other financing alternatives. Additional equity or debt financing or corporate collaboration and licensing arrangements may not be available on acceptable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing development and commercialization efforts and our ability to generate revenues and achieve or sustain profitability will be substantially harmed.

If we raise additional funds by issuing equity securities, our stockholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, our business, operating results, financial condition and prospects could be materially and adversely affected and we may be unable to continue our operations.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934 (the “Exchange Act”), commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks.

Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of our stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

We currently qualify as an “emerging growth company” under the Jumpstart of Business Startups Act of 2012, or the JOBS Act, and we cannot be certain that the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us, to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above, and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer,” as defined by the Securities and Exchange Commission, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if we would also not qualify as a smaller reporting company.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or ourselves. In addition, the OTC Pink is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Trading in our common stock on the OTC Pink Markets is limited and sporadic making it difficult for our shareholders to sell their shares or liquidate their investments.

Trading in our common stock is currently published on the OTC Pink Markets. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

If we raise additional funds by issuing equity securities, our stockholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, our business, operating results, financial condition and prospects could be materially and adversely affected and we may be unable to continue our operations.

While we currently qualify as an “emerging growth company” under the Jumpstart of Business Startups Act of 2012, or the JOBS Act, when we lose that status the costs and demands placed upon our management will increase.

We are deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer, “ as defined by the Securities and Exchange Commission, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if we would also no longer qualify as a smaller reporting company.

The sale of shares by the selling stockholders may compete with proposed sales by our existing stockholders and could cause the price of our common stock to decline.

We are registering 14,792,713 shares. The number of shares offered for sale under this prospectus depends upon market liquidity at the time, sales of shares of the shares may cause the trading price of our common stock to decline.

Sales of shares under the registration statement, of which this prospectus is a part, will result in competition to the interests of other holders of our common stock. The sale of a substantial number of shares, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

The shares of common stock distributed to U.S. stockholders of Top Shelf may be includable in income.

U.S. Holders that have acquired different blocks of Top Shelf common stock at different times or at different prices should consult their tax advisors regarding the allocation of their adjusted tax basis among, and the holding period of, shares of our International Spirits common stock distributed with respect to such blocks of Top Shelf common stock.

Treasury Regulations require each Top Shelf stockholder that, immediately before the distribution, owned 5% or more (by vote or value) of the total outstanding stock of Top Shelf to attach to such stockholder’s U.S. federal income tax return for the year in which the distribution occurs a statement setting forth certain information related to the distribution.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements and information relating to our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, among others:

•          general competitive conditions, including actions our competitors may take to grow their businesses;
•          trends and challenges to our business and in the locations in which we have stores;
•          non-renewal of contracts;
•          the general economic environment and consumer spending patterns;
•          decreased consumer demand for our products, low growth or declining sales;
•          disruptions to our computer systems, data lines, telephone systems or supply chain, including the loss of suppliers;
•          changes to payment terms, return policies, the discount or margin on products or other terms with our suppliers;
•          risks associated with data privacy, information security and intellectual property;
•          work stoppages or increases in labor costs;
•          our ability to attract and retain employees;
•          possible increases in shipping rates or interruptions in shipping service, effects of competition;
•          obsolete or excessive inventory;
•          product shortages;
•          our ability to successfully implement our strategic initiatives;
•          technological changes;
•          higher-than-anticipated store closings;
•          changes in law or regulation;
•          the amount of our indebtedness and ability to comply with covenants applicable to any future debt financing;
•          our ability to satisfy future capital and liquidity requirements;
•          our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms;
•          adverse results from litigation, governmental investigations or tax-related proceedings or audits;
•          changes in accounting standards;
•          the potential adverse impact on our business resulting from the distribution; and
•          the other risks and uncertainties detailed in the section titled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus except to the extent required by law.

PROSPECTUS SUMMARY

This summary of certain information and specific documents contained in this prospectus may not include all the information that is important to you. To understand fully and for a more complete description of the documents and terms and conditions of the distribution, you should read this prospectus in its entirety and the documents to which you are referred. See “Where You Can Find More Information.”

In this prospectus, unless the context otherwise requires:

•          “Top Shelf” refers to Top Shelf Brands Holdings Corp. and its consolidated subsidiaries.
•          “Company,” “we,” “our” and “us” refer to International Spirits and Beverage Group, Inc. and its consolidated subsidiaries,
•          “our business” refers to our vodka and tequila business, and
•          our fiscal year is the calendar year. “Fiscal 2017” means the ended December 31, 2017, “Fiscal 2016” means the year ended December 31, 2016.

Unless otherwise indicated, market and industry information contained in this prospectus is based on information provided by the National Alcohol Beverage Control Associations (NABCA) and management estimates of market shares.

Our Company

ISBG is currently the authorized importer, licensor and marketer of the Besado Tequila™ and Dziaq Liqueur™. The Company’s intention is to create an alcohol beverage industry brand incubator. Developing and growing brands through all phases including concept creation, go-to-market strategies, supply chain and logistics technology, sales and integrated marketing. The Company plans to expand its wine and spirit portfolio by building brands both in-house as well as through targeted acquisition. The development of supply chain based technology, through potential acquisitions and partnerships will also be a complimentary focus. We hope to become an acquisition target while seeking listing on a national stock exchange and have our trades reported in the United States on the OTC Markets OTCQX tier.

Market Opportunity

According to Allied Market Research, a market research and advisory company of Allied Analytics LLP, within their closing 2017 remarks predicted the Global Alcoholic Beverages Market to reach $1.594 billion by 2022, with the distilled spirits segment accounting for over one- third of the global market share. In terms of volume, the distilled spirits held approximately 28% share in the overall market. Consumption of alcoholic beverages in North America is expected to increase due to the growth in young‐ adult population, and change in trend to elevated consumption of high-quality alcoholic beverages. Emerging markets such as China and India, are expected to witness the highest increase in demand for alcoholic beverages during the forecast period in Asia-Pacific.
The market opportunity within the alcohol beverage market is vast; however, we face competition from other companies that are much larger than we are and have longer operating histories. We continue to work to develop both our brands and our team to expand both brand awareness and distribution of our products.

Plan of Operation

We have not generated significant revenues to date and our principal activities have been limited to developing our business plan, developing and launching our website, research and development of products and trial testing of other formulations. We will not have the necessary capital to fully develop the financial relationship with our joint venture partners until we are able to secure additional financing. There can be no assurance that such financing will be available on suitable terms. We need to raise an additional $500,000 to satisfy our commitments to our joint venture partners over the next twelve months. Our current cash on hand is insufficient to fully commercialize the products of our joint venture partners and fully develop our business strategy. If we are unable to raise adequate additional funds or if those funds are not available on terms that are acceptable to us, we will not be able to execute our business plan and we may cease operations. Our main objections are as follows:

•          Further development of our Besado Tequila brand, moving production to Mexico, launching both a Reposado and Anejo to complement our current Blanco offering, and expanding both domestic and export market distribution;

•          Refresh of the Dziaq Liqueur™ brand, reformulated to an OTS (wine base) based RTD (ready-to-drink) brand, creating an all natural single serve offering aimed towards LDA-34 market with c store market push;

•          Concentrated core market sales and integrated marketing efforts will be commenced to support our brands. Experiential marketing, social influencer programming, including product placement within music, film and television, will be part of our integrated plan to grow brand awareness that generates and supports sales;

•          Developing supply chain technology will further assist back of house operations, including potential strategic partnerships, acquisitions, and engagement with leading edge distribution ledger technology companies. Within our brand incubator construct is the goal of complete brand creation and objective to maximize efficiencies of go-to-market strategies. Technology that can navigate the alcohol beverage system from regulatory, to supplier sourcing and purchasing, production, shipping, storage, wholesale, taxation, and beyond.

•          Building our management and operations team will be a focus. Emphasis on sourcing and securing experienced and dynamic individuals to strengthen our team;

•          Expand our portfolio through in house brand creation or via targeted acquisition.

Financial Support

We have entered into an agreement with the Jacqueline Ellam Autry Trust to provide financing in two stages:

•          The first stage was executed on the 27th day of April 2015 when we issued 100,000,000 shares of our common stock in exchange for $961,966.50.
•          The second stage is scheduled for first day of July 2015 when the trust agreed to advance a loan in the amount of an additional $961,966.50.  The second stage has not been performed.
•          The second stage also provides for the issuance of the number of shares of our common stock equal to 15% of the number of common shares outstanding at the time of the second closing.

The agreement also provides that we will elect Jacqueline Ellam Autry as a member of our board of directors and give her four admission tickets to our season suite for home games on the New York Giants and New York Jets.

Our History

We were organized as a Nevada for-profit corporation on the 5th day of June 2001 under the name Fishing Buddy, Inc. On May 11, 2007 we changed our corporate name to FIMA, Inc. On the 31st day of December 2014 we acquired 100% of the issued and outstanding shares of capital stock of International Spirit and Beverage Group, Inc., organized as a Texas for-profit corporation September 12, 2014. On the 6th day of May 2015, under our name FIMA, Inc., we entered into a plan and agreement of merger with our wholly owned subsidiary, Texas corporation, International Spirit and Beverage Group, Inc. On March 13, 2015 we filed certificates of merger in Texas and Nevada to merge the Texas International Spirit and Beverage Group, Inc. with and into FIMA, Inc. The merger became effective March 31, 2015.

March 17, 2015, we filed amended and restated articles of incorporation in Nevada to become effective March 31, 2015, that, among other things, changed our name from FIMA, Inc. to International Spirit and Beverage Group, Inc. On August 25, 2017 we filed amended and restated articles of incorporation in Nevada that, among other things, changed our name from International Spirit and Beverage Group, Inc. to International Spirits and Beverage Group, Inc.

Where You Can Find Us

We are a Nevada corporation. Our principal executive offices are located at 8300 FM 1960, Suite 450, Houston, Texas 77070. Our telephone number is (832) 390-2754. Our website address is www.isbg.global. Information contained on, or connected to, our website does not and will not constitute part of this prospectus or the registration statement on Form S-1 of which this prospectus is a part.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•          A requirement to have only two years of audited financial statements and only two years of related MD&A;
•          Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•          Reduced disclosure about the emerging growth company’s executive compensation arrangements; and
•          No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Exchange Act.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Other Considerations
Securities offered
This prospectus relates to the sale by the company from time to time of up to 14,285,713 shares of our common stock and resale by the from time to time of up to 507,059 shares of our common stock, par value $0.001 per share, held by or issuable to the selling stockholders identified herein.

Common stock outstanding	49,686,771 shares of common stock are outstanding as of July 18, 2018. After the registration of 14,792,772 shares hereby, the total outstanding will be 64,479,602.

Use of Proceeds
The selling stockholders will receive all net proceeds from the sale of the shares of common stock offered by this prospectus and any accompanying prospectus supplement. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. However, we will receive the proceeds from the sale of all or any part of the 14,285,772 shares offered by this prospectus.

Trading Market and Symbol	Trading in the International Spirits common stock is reported on the OTC Markets OTC Pink Current Information tier under the symbol “ISBG.”

Relationship with Top after the distribution	We will have no legal or contractual relationship with Top Shelf after the distribution

Dividend Policy	We do not anticipate paying any cash dividends on our International Spirits common stock in the foreseeable future. See “Dividend Policy” for more information.

Transfer Agent	Nevada Agency and Trust Company

Risk Factors
Our business faces both general and specific risks and uncertainties. Our business also faces risks relating to the sale of common stock covered by this prospectus. You should read carefully the information set forth under “Risk Factors.”

THE ISSUANCE AND DISTRIBUTION

Background

On May 11, 2015, we acquired rights to Besado Tequila™ and Dziaq Liqueur™ from Top Shelf in exchange for the agreement to issue 507,059 shares of our common stock and Top Shelf will distribute all of our common stock acquired to Top Shelf’s stockholders on a pro rata basis.

Following the distribution, Top Shelf will not own any equity interest in us, and we will operate independently from Top Shelf. No approval of Top Shelf’s common stockholders is required in connection with the distribution, and Top Shelf’s common stockholders will not have any appraisal rights in connection with the distribution.

Top Shelf has the right to not complete the distribution if, at any time, the Top Shelf Board determines that the distribution is not in the best interests of Top Shelf or its stockholders or is otherwise advisable.

The planned distribution of 507,059 shares of our common stock will be issued to Top Shelf Brands when this registration statement is effective. Top Shelf stockholders are not required to vote on or take any other action in connection with the distribution. We are not asking for a proxy, and we request that you do not send us a proxy. Top Shelf stockholders will be required to pay any consideration for our common stock they receive in the distribution, and they will not be required to surrender or exchange their shares of Top Shelf’s common stock or take any other action in connection with the distribution.

At a time selected by management, Top Shelf will distribute all the outstanding shares of International Spirits common stock issued to it on a pro rata basis to Top Shelf’s stockholders. Fractional shares of International Spirits common stock will not be distributed in the distribution. The distribution agent will round up fractional shares to the next highest whole share to each holder who would otherwise have been entitled to receive a fractional share in the distribution.

When and How You Will Receive Company Shares

Top Shelf will distribute to its stockholders, as a pro rata dividend, 507,059 shares of our International Spirits common stock for every share of Top Shelf common stock outstanding as of the record date of the distribution.

Prior to the distribution, Top Shelf will deliver all its outstanding shares of our common stock to the distribution agent. Nevada Agency and Transfer Company will serve as distribution agent in connection with the distribution and as transfer agent and registrar for our International Spirits common stock.

Prior to the distribution, Top Shelf will deliver all its outstanding shares of our common stock to the distribution agent. Nevada Agency and Transfer Company will serve as distribution agent in connection with the distribution and as transfer agent and registrar for our International Spirits common stock.

If you own Top Shelf common stock as of the close of business on record date, the shares of our International Spirits common stock that you are entitled to receive in the distribution will be issued to your account as follows:

•
Registered stockholders. If you own your shares of Top Shelf common stock directly through our transfer agent, Nevada Agency and Transfer Company, you are a registered stockholder. In this case, the distribution agent will credit the whole shares of our International Spirits common stock you receive in the distribution by way of direct registration in book-entry form to a new account with our transfer agent. Registration in book-entry form refers to a method of recording share ownership where no physical stock certificates are issued to stockholders, as is the case in the distribution. You will be able to access information regarding your book-entry account holding our shares at Nevada Agency and Transfer Company. Commencing on or shortly after the distribution date, the distribution agent will mail to you an account statement that indicates the number of whole shares of our International Spirits common stock that have been registered in book-entry form in your name. We expect it will take the distribution agent up to two weeks after the distribution date to complete the distribution of the shares of our International Spirits common stock and mail statements of holding to all registered stockholders.

•
“Street name” or beneficial stockholders. If you own shares of Top Shelf common stock beneficially through a bank, broker or other nominee. In these cases, the bank, broker or other nominee holds the shares in “street name” and records your ownership on its books. If you own your shares of Top Shelf common stock through a bank, broker or other nominee, your bank, broker or other nominee will credit your account with the whole shares of our International Spirits common stock that you receive in the distribution on or shortly after the distribution date. We encourage you to contact your bank, broker or other nominee if you have any questions concerning the mechanics of having shares held in “street name.”

We are not asking Top Shelf stockholders to take any action in connection with the distribution. No approval of the holders of Top Shelf common stock is required for the distribution. We are not asking you for a proxy and request that you not send us a proxy. We are also not asking you to make any payment or surrender or exchange any of your shares of Top Shelf common stock for shares of our International Spirits common stock.

Number of Shares You Will Receive

On the distribution date, if you are a Top Shelf stockholder you will receive your pro rata share of our International Spirits common stock for every share of Top Shelf common stock you hold on the record date.

Treatment of Fractional Shares

The distribution agent will not distribute any fractional shares of our International Spirits common stock to Top Shelf stockholders. Instead, the distribution agent will round up to the next whole share on behalf of Top Shelf stockholders entitled to receive a fractional share

Reasons for Furnishing this prospectus

We are furnishing this prospectus to provide information to Top Shelf’s stockholders who will receive shares of our International Spirits common stock in the distribution. You should not construe this prospectus as an inducement or encouragement to buy, hold or sell any of our securities or any securities of Top Shelf. We believe that the information contained in this prospectus is accurate as of the date set forth on the cover. Changes to the information contained in this prospectus may occur after that date, and neither we or Top Shelf undertake any obligation to update the information except in the normal course of our and public disclosure obligations and practices and except as required by applicable law.

More information?

Before the distribution, if you have any questions relating to the distribution, you should contact:

Investor Relations
International Spirits and Beverage Group, Inc., 8300 FM 1960, Suite 450
Houston, Texas 77070

USE OF PROCEEDS

Summary Use of Proceeds: $500,000 Equity Investment
Purchases & Production                                          $100,000
Further development of Besado Tequila brand, moving production to Mexico, producing launching both a Reposado and Anejo to complement current Blanco offering;

Brand Incubation                                                      $50,000

Brand incubation, product development and in-house R&D, including refresh of the Dziaq Liqueur™ brand, reformulated to an OTS (wine base) RTD (ready-to-drink) brand, creating an all natural single serve offering aimed towards LDA-34 market with c store market push;

Supply Chain Software Development                    $100,000

Development of supply chain technology via potential strategic partnerships, acquisitions, and/or engagement with leading edge distribution ledger technology companies. Within our brand incubator construct is the goal of complete brand creation and objective to maximize efficiencies of go-to-market strategies. Technology that can navigate the alcohol beverage system from regulatory, to supplier sourcing and purchasing, production, shipping, storage, wholesale, taxation, and beyond.
Developing “Smart Bottle” technology. Brand packaging integrated with IOT (Internet of Things) devices using interactive RFID/NFC tags on our brand bottles that will not only communicate and deliver content to end consumers but also provide supply chain imbedded architecture. Potential benefits include: Authentication (prevention of counterfeiting by integrating an NFC tag in your products by scanning the tag with a smartphone through an app); Traceability (complete tracking through all stages of supply chain with light track & trace cost-effective solutions); Direct Marketing (increase brand loyalty and develop one-to-one communication anytime, anywhere with consumers, smart product development capturing unique data);

Sales & Marketing                                                    $200,000
Expansion of both domestic and export market distribution;
Concentrated core market sales and integrated marketing efforts will be commenced to support brand development. Experiential marketing, social influencer programming, including product placement within music, film and television, will be part of our integrated plan to grow brand awareness that generates and supports sales;

General Working Capital and Administration     $50,000

Building our management and operations team will be a focus. Emphasis on sourcing and securing experienced and dynamic individuals to strengthen our team;
Expand our portfolio through in house brand creation or via targeted acquisition.

DETERMINATION OF OFFERING PRICE

No consideration will be paid for the shares of our common stock distributed in the distribution. The prices at which the shares of our common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock by negotiations between the selling security holders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

DIVIDEND POLICY

We do not intend, following the distribution, to pay cash dividends on our International Spirits common stock in the foreseeable future. We expect to retain future earnings, if any, for reinvestment in our business. We will not be permitted to pay dividends on the International Spirits common stock, unless all dividends on any Mirror Preferred Stock that may be issued have been paid in full. Also, any credit agreements, which we may enter into, may restrict our ability to pay dividends. The payment of dividends in the future will be subject to the discretion of our Board and will depend, among other things, on our financial condition, results of operations, cash requirements, future prospects and any other factors our Board deems relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Comparison of Three Month Periods ended March 31, 2018 and March 31, 2017

Revenue

Revenue decreased to $0 for the three months ended March 31, 2018, compared to $3,600 for the three months ended March 31, 2017.  The reason for the decrease was the Company’s decision to focus on developing and implementing an overall sales and marketing plan, including the re-branding of Dziaq Liqueur and the expanded line of Besado Tequila products.

Cost of Goods Sold

Cost of goods sold decreased to $0 for the three months ended March 31, 2018, compared to $1,796 for the three months ended March 31, 2017 due to fewer bottles sold.

General and Administrative Expenses

General and administrative expenses decreased to $34,414 for the three months ended March 31, 2018, compared to $61,268 for the three months ended March 31, 2017.  This decrease was due to management’s focus on cost controls.

Compensation Expense

Compensation expense decreased to $0 for the three months ended March 31, 2018, compared to $36,941 for the three months ended March 31, 2017. The Company’s Chief Executive Officer has agreed to suspend his compensation until such time as the Company’s financial position improves.

Professional Fees

Professional fees decreased to $18,759 for the three months ended March 31, 2018, compared to $94,305 for the three months ended March 31, 2017.  The Company incurred significant costs during the three months ended March 31, 2017 related to its audit and to building out its business structure.

Depreciation Expense

Depreciation expense was $457 for the three months ended March 31, 2018 and 2017.

Operating Loss

For the reasons above, operating loss decreased to $53,630 for the three months ended March 31, 2018, compared to $191,167 for the three months ended March 31, 2017.

Interest Expense

Interest expense was $42,819 for the three months ended March 31, 2018 compared to $43,514 for the three months ended March 31, 2017.  The reason for the decrease was a decrease in the principal amount of notes payable outstanding.

Loss From Change in Value of Derivative Liability

The Company recorded a loss on the change in value of its derivative liabilities in the amount of $448,945 during the three months ended March 31, 2018, compared to a loss in the amount of $414,646 during the three months ended March 31, 2017. The difference is due primarily to the change in the market value of the Company’s common stock.

Other Income

The Company recorded other income in the amount of $13,070 during the three months ended March 31, 2018, compared to $0 during the three months ended March 31, 2017.  The increase is due to the Company’s participation in in the Paradigm Home Health Agreement, which was not in place during the three months ended March 31, 2017.

Net Loss

For the reasons above, we incurred a net loss of $532,324 for the three months ended March 31, 2018, compared to a net loss of  $649,327 for the comparable period of 2017.

Year ended December 31, 2017 compared to the year ended December 31, 2016.

Revenue

Revenue decreased to $127,220 for the year ended December 31, 2017, compared to $150,420 for the year ended December 31, 2016. The reason for the decrease was the Company’s decision to focus on developing and implementing an overall sales and marketing plan including the re-branding of Dziaq Liqueur and the expanded line of Besado Tequila products.

Cost of Goods Sold

Cost of goods sold decreased to $83,160 for the year ended December 31, 2017, compared to $98,165 for the comparable period in 2016 due to fewer bottles sold.

General and Administrative Expenses

We recognized general and administrative expenses of $255,518 and $293,678 for the year ended December 31, 2017 and 2016, respectively.  The reason for the decrease was management’s focus on cost controls.

Compensation Expense

Compensation expense was $153,803 for the year ended December 31, 2017 compared to $168,494 for the year ended December 31, 2016.  Compensation expense decreased because

Professional Fees

Professional fees were $165,152 for the year ended December 31, 2017 compared to $290,907 for the year ended December 31, 2016.  The Company incurred significant fees during the year ended December 31, 2017 related to its audit and to building out its business structure.

Depreciation Expense

Depreciation expense was $1,830 for the years ended December 31, 2017 and 2016.

Operating Loss

For the reasons above, operating loss was $532,243 for the year ended December 31, 2017, compared to $702,654 for the year ended December 31, 2016.

Gain on Forgiveness of Debt

The Company recognized a gain on forgiveness of debt in the amount of $23,438 during the twelve months ended December 31, 2017, compared to $0 during the twelve months ended December 31, 2016.

Loss on Settlement

The Company recorded a loss on settlement in the amount of $3,500 during the twelve months ended December 31, 2017, compared to $72,000 during the twelve months ended December 31, 2016.

Change in Value of Derivative Liability

The Company recorded a change change in value of its derivative liabilities in the amount of $553,566 during the twelve months ended December 31, 2017, compared to a change in the amount of $209,275 during the twelve months ended December 31, 2016. The difference is due primarily to the change in the market value of the Company’s common stock.

Interest Expense

Interest expense decreased from $509,948 for the year ended December 31, 2016 to $193,748 for the year ended December 31, 2017. Interest expense for the year ended December 31, 2017 and 2016 included amortization of discount on convertible notes payable using the effective interest method.

Net Loss

For the reasons above, we incurred a net loss of $1,239,619 for the year ended December 31, 2017 as compared to $1,075,327 for the comparable period of 2016. The increase in the net loss was primarily the result of the increases in derivative liabilities.

Liquidity and Capital Resources

At March 31, 2018, we had cash of $15,579. The company has negative working capital of $2,447,863. Net cash used in operating activities for the three months ended March 31, 2018 was $30,461; net cash used in operating activities for the year ended December 31, 2017 was $317,929. Cash on hand is inadequate to fund our operations for less than one month. We do not expect to achieve positive cash flow from operating activities in the near future. We will require additional cash in order to implement our business plan. There is no guarantee that we will be able to attain fund when we need them or that funds will be available on terms that are acceptable to the Company. We have no material commitments for capital expenditures as of March 31, 2018.

Additional Financing

Additional financing is required to continue operations. Although actively searching for available capital, the Company does not have any current arrangements for additional outside sources of financing and cannot provide any assurance that such financing will be available.

Our fiscal year is a calendar year. As used in this section, “Fiscal 2017” represents the 12 months ended December 31, 2017, “Fiscal 2016” represents the 12 months ended December 31, 2016

Overview

Our consolidated financial statements reflect our financial position, results of operations and cash flows as we were historically managed, in conformity with GAAP. Our financial statements only include assets and liabilities that have historically been held by us.

Recent Accounting Pronouncements

In May 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting. ASU 2017-09, which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. Per ASU 2017-9, an entity should account for the effects of a modification unless all the following are met: (1) the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification, (2) the vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified, and (3) the classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The current disclosure requirements in Topic 718 apply regardless of whether an entity is required to apply modification accounting under the amendments in ASU 2017-9. ASU 2017-9 is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for (1) public business entities for reporting periods for which financial statements have not yet been issued and (2) all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this ASU should be applied prospectively to an award modified on or after the adoption date. The adoption of ASU 2017-9 is not expected to have a material impact on the Company’s financial statements or related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (ASU 2014-09). The standard provides companies with a single model for use in accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific revenue guidance. The core principle of the model is to recognize revenue when control of the goods or services transfers to the customer, as opposed to recognizing revenue when the risks and rewards transfer to the customer under the existing revenue guidance. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016. Early adoption is not permitted. The guidance permits companies to either apply the requirements retrospectively to all prior periods presented, or apply the requirements in the year of adoption, through a cumulative adjustment. We have not yet selected a transition method nor have we determined the impact of adoption on our consolidated financial statements.

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (ASU 2013-11). ASU 2013-11 requires an entity to present an unrecognized tax benefit, or a portion of an unrecognized tax benefit, in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. ASU No. 2013-11 is effective for financial statements issued for annual reporting periods beginning after December 15, 2013 and interim periods within those years.

DESCRIPTION OF OUR BUSINESS

History and overview

We were organized as a Nevada for-profit corporation on the 5th day of June 2001 under the name Fishing Buddy, Inc. On May 11, 2007 we changed our corporate name to FIMA, Inc. On the 31st day of December 2014 we acquired 100% of the issued and outstanding shares of capital stock of International Spirits and Beverage Group, Inc., organized as a Texas for-profit corporation September 12, 2014. On the 6th day of May 2015, under our name FIMA, Inc., we entered into a plan and agreement of merger with our wholly owned subsidiary, Texas corporation, International Spirits and Beverage Group, Inc. On March 13, 2015 we filed certificates of merger in Texas and Nevada to merge the Texas International Spirits and Beverage Group, Inc. with and into FIMA, Inc. The merger became effective March 31, 2015.

On March 17, 2015 we filed amended and restated articles of incorporation in Nevada to become effective March 31, 2015, that, among other things, changed our name from FIMA, Inc. to International Spirits and Beverage Group, Inc.

Prior to the effective date of the merger and name change, Alonzo Pierce organized Besado Tequila, LLC as a Louisiana limited liability company on the 14th day of November 2014 and entered into a Purchase, Assignment and Transfer Agreement, dated November 6, 2014 with Ryscard Konieczny for the unique and stylish design of bottles for Besado Platinum Tequila and assignment of the design to Besado Tequila, LLC in consideration of $10,000 payable in two instalments.

Effective June 22, 2015, Besado Tequila, LLC assigned all its right, title and interest in and to the rights acquired from Ryscard Konieczny to the company.

Plan of operation

ISBG utilizes an outsourced business model that is believes provides a cost-effective and efficient operating structure, including manufacturing, distribution, and back-of-house logistics. All brands must adhere to TTB (Alcohol and Tobacco Tax and Trade Bureau) compliance and regulatory guidelines in all phases from production to label approvals, sales and marketing practices. Our main objections are as follows:

•          Further development of our Besado Tequila brand, moving production to Mexico, launching both a Reposado and Anejo to complement our current Blanco offering, and expanding both domestic and export market distribution;
•          Refresh of the Dziaq Liqueur™ brand, reformulated to an OTS (wine base) based RTD (ready-to-drink) brand, creating an all natural single serve offering aimed towards LDA-34 market with c store market push;
•          Concentrated core market sales and integrated marketing efforts will be commenced to support our brands. Experiential marketing, social influencer programming, including product placement within music, film and television, will be part of our integrated plan to grow brand awareness that generates and supports sales;
•          Developing supply chain technology will further assist back of house operations, including potential strategic partnerships, acquisitions, and engagement with leading edge distribution ledger technology companies. Within our brand incubator construct is the goal of complete brand creation and objective to maximize efficiencies of go-to-market strategies. Technology that can navigate the alcohol beverage system from regulatory, to supplier sourcing and purchasing, production, shipping, storage, wholesale, taxation, and beyond.
•          Building our management and operations team will be a focus. Emphasis on sourcing and securing experienced and dynamic individuals to strengthen our team;
•          Expand our portfolio through in-house brand creation or via targeted acquisition.

Product development

Besado Tequila

Phase One - Pre-Production Mexico

We are attempting to achieve the earliest available production time in order to coincide with the availability of our glass and closures. We anticipate the following steps:
•          Besado.com web site re-designed & developed immediately with phase one completion within 30 days.
•          social media channels re-established & developed and populated within 30 days.
•          POS & POP merchandise designed, developed and ready-for-market within 30 days.
•          Secure & purchase initial premium tequila allotment as well as first-run herbal ingredient minimums.
•
Before we can successfully engage both media and consumers (both trade and actual) we must have our web site and social channels activated. This will provide our customers, retailers, distributors, and on-premise accounts alike with a far better understanding of our brand and the opportunity.

Dziaq Liqueur™

We are making great headway with the slight re-brand of our Dziaq Liqueur™. We are re-engineering the product to be wine based. This will provide us with double the retail reach in comparison to its previous spirit based formulation. We will in fact have two (2) offerings (see below) that are lightly carbonated, wine based ready-to-drink style beverages in both 12oz cans. This will allow activations throughout multi-channel store systems including both national grocer/supermarket and national gas/convenience. Vibrant re-packaging and formulation is underway that not only provides us a fresh modern look but also reduces our original unit cost by over 40%.

Supply Chain & Logistics

We have engaged Park Street run our complete back-of-house national logistics, compliance warehousing, inventory, shipping, and receivables. Climate controlled warehousing will be placed within TX, FL, NJ, and CA. The agreement with Park Street, considered among the best-in-the-business, we will have a fully scalable national infrastructure, a 50-state wholesale platform, and equally important the ability to place our focus squarely at the task at hand - growing effective brand awareness and selling product.

Suppliers & Production

In addition to our current production facility at Florida Caribbean Distillers we will soon be announcing the addition of an additional distillery co-packer this summer out of Jalisco Mexico for Besado Tequila. FCD will also provide us with production flexibility and options with their state of the art facilities.

Distribution

We are currently in talks with Charmer Sunbelt, Glazers/Southern, Republic (RNDC) additional markets and within our initial key entry markets which are Texas, Florida, Louisiana, Georgia, New York and New Jersey, with expansion into California, Nevada, and Illinois.

Online Retail

We have national on-line sales platform that allows consumers in many zip codes to purchase our Besado only products directly off of our website. This has been renewed and improved to allow additional consumer shipping options. We are also in the midst of preliminary talks with Whole Foods/Amazon to carry our complete Besado Tequila™ and Dziaq Liqueur™ (being wine based) line commencing for fall 2018.

Media, PR & Publicity

We will have a new PR firm that we will be announcing shortly that has strong experience in both CPG and the alcohol industry. Editorial efforts will be for both lifestyle and business based. Celebrity programming will be included.

Websites, Social Media, Ads, & Events

All efforts will be targeted to support not only brand awareness but have direct retail tie-in. Within each event or ad will be retail push direction designed to maximize awareness but fundamentally link to ROI objectives with social strategy integrated throughout.

Regulatory Environment

The production, storage, transportation, distribution, and sale of our products are subject to regulation by federal, state, local, and foreign authorities. Various countries and local jurisdictions prohibit or restrict the marketing or sale of distilled spirits in whole or in part.

The Alcohol and Tobacco Tax and Trade Bureau of the U.S. Department of the Treasury regulates the wine and spirits industry in the United States with respect to production, blending, bottling, labeling, sales, advertising, and transportation of beverage alcohol products. Similar regulatory regimes exist in each state, as well as in most of the non-U.S. jurisdictions where we sell our products. In addition, distilled spirits products are subject to customs duties or excise taxation in many markets, including in the United States, at the federal, state, or local level.

Mexican authorities regulate the production and bottling of tequilas, which, among other specifications, mandate minimum aging periods for anejo (one year) and reposado (two months) tequilas. We comply with these regulations.

Our operations within and outside the United States are subject to various environmental protection statutes and regulations, and our policy is to comply with all those regulatory requirements.

Business Overview

ISBG is currently the authorized importer, licensor and marketer of the Besado Tequila™, and Dziaq Liqueur™. The Company’s intention is to create an alcohol beverage industry brand incubator. Developing and growing brands through all phases including concept creation, go-to-market strategies, supply chain and logistics technology, sales and integrated marketing. The Company plans to expand its wine and spirit portfolio by building brands both in-house as well as through targeted acquisition. The development of supply chain based technology, through potential acquisitions and partnerships will also be a complimentary focus. We hope to become an acquisition target while seeking listing on a national stock exchange and have our trades reported in the United States on the OTC Markets OTCQB tier.

Staffing

Our management team includes experts in marketing, merchandising and store operations and tenure that are unique in our industry. Field management includes territory vice presidents and regional managers supervising multiple store locations.

Legal Proceedings

We are not involved in any material litigation.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers

The following sets forth information regarding individuals who are currently serving as directors and/or executive officers.

Name	Age	Position
Alonzo Pierce	49	Director, Chairman, President
Terry Williams	55	Director, Chief Executive Officer
Kristina Brown	45	Secretary and Treasurer
Suzy Guillory	54	Independent Director
Angela Greathouse	51	Independent Director & Chairman of audit committee
Art Massolo	45	Consultant

Biographical Information

Alonzo V. Pierce is President and Chairman of the International Spirit and Beverage Group, Inc. (ISBG), a company specializing in brand incubation and botanically-infused mixtures. He received his BA in Telecommunications from Baylor University, where he received the David Principle Award (in honor of the great Grant Teaff, former head football coach of the university). Professionally, Alonzo has been awarded accolades for Outstanding Sales Performance in the Southern Region for Blavod Extreme Spirits, USA (BES) and Sapphire Brands, selling Blavod Vodka, the worlds only black Vodka. He acted as Regional Director of award-winning Cielo Tequila and EOS wines from Paso Robles and Tequila Distinguido through tier one distributors (Glazers, National Distributing, Republic Distribution, and Southern Wine and Spirits). Private banking experience with professional athletes and other high-net worth clients, helps to balance his sales portfolio. As a result, clients benefit from a stronger breadth and depth of industry knowledge required for building new brands through strategic marketing. In addition, Alonzo has a passion for supporting faith-based initiatives and developing young people. He has served as the Executive Director of the Big Cat Foundation where he worked to raise over $500,000 for Juvenile Rheumatoid Arthritis research (JRA). He currently sponsors the Boys and Girls Club and previously lent his hand to the Harlem, New York and Waco, Texas locations. He is a member of the Momentum Men’s Ministry at his home church where he regularly attends and uses his opportunities to serve and lead as a way of giving to others and sharpening his grasp of true servant leadership. Alonzo has soared on the wings of perseverance and a dream by overcoming barriers and forging pathways to equitable access and success. He has worked tirelessly to develop a refined, quality brand, a superior product of excellence in every way. He brings a wealth of industry knowledge, a keen sense of “why” he must succeed and “how” his vision must be broad enough to help others along the way.

Terry Williams, Chief Executive Officer and Director is a Managing Partner at Airware, LLC, a full-service Management Consulting firm providing consulting, transportation & logistics, information technology, and small business services to a wide variety of clients in both the private and public sectors. A native of New Orleans, Terry received his M.A. in Accounting & Management Information Systems from Loyola University and an AAAE Certification in Management Information Systems from Stanford University. For almost twenty-five years, Terry has led Airware from a small, one-employee company to a large-scale organization with over fifty years of professional experience among its fifteen-person staff. Among Airware’s high-profile clients are FEMA, the FAA, the Army Corps of Engineers, Louis Armstrong New Orleans International Airport, as well as a number of municipal agencies based in New Orleans. Before founding the firm in 1994, Terry worked for seven years as a District Controller for UPS, managing 200 employees in the areas of finance, accounting, and information systems. Terry is a member of the AICPA and the American Association of Airport Executives, as well as a board member for the Black Chamber of Commerce and a member of Kappa Alpha Psi fraternity.

Kristina Mahoney Brown, Secretary and Treasurer, since 1998 has provided tax and financial consulting to companies and their owners within the real estate industry. Investors, developers and construction companies see her as their trusted advisor and affectionately refer to her as “The Tax Diva”.  Prior to joining Diverse City Realty, Kristina served as a Tax Manager with BDO LLP and CliftonLarsenAllen; both top 10 accounting firms in the US.

Ms. Brown has recently added real estate to her client service offerings, applying her solid business expertise and market knowledge in residential and commercial sales, leasing and management transactions. Kristina prides herself with staying abreast of market trends and property values to make sure her clients have the most precise and up-to-date information when making investment decisions. High ethical standards, cutting-edge marketing strategies and unparalleled professionalism is what you can expect when working with Kristina on your next real estate deal.

Kristina Mahoney was born and raised in Miami, Florida and moved to Houston in 2006. She graduated from the University of Miami with a Bachelors in Accounting (BBA), a Masters in Taxation (MST)  and a Masters in Business Administration (MBA) with a specialization in Personal Financial Planning. She holds a Texas Real Estate Salesperson license and a Texas Life Agent license. She is a member of the Houston Association of Realtors and National Association of Tax Professionals.

Suzy Guillory, Independent Director, earned her degree in Marketing with a high concentration in Management from the University of Denver. She worked for State Farm Insurance for a total of 21 years, and operated as a Fire Claims manager 17 of the 21 years.

Ms. Guillory changed careers in April 2010. She served as Vice President of International Expansion and Corporate Development for a Coffee and Tea Company who did business in over 53 countries for 5 years. During this time, she set up warehouses for the company in several countries, worked directly with customs and manufacturers. She was directly responsible for product registration in all countries. She also managed the United States warehouse. In addition, she oversaw the entire legal team. Suzy also began toast masters in the beginning of her corporate career, which led to her speaking to thousands of people all over the globe, providing practical business strategies and skills.

For the past few years, Ms. Guillory has served as a Consultant for several companies across the country. She has provided consulting in several areas; such as: logistics, manufacturing, product development, social media, advertising, marketing, customer service training, leadership training and business development just to name a few.

Angela Greathouse Independent Director and Chairman of the audit committee earned a degree in accounting from Elon University and subsequently got her master’s certificate from The George Washington University with a concentration on government contracting. She is Six Sigma Red Belt Certified and has been recognized for her cost-cutting initiatives utilizing the Six Sigma and Lean methodologies.

Angela is very hands on and has a proven record of increasing revenues, cutting costs as well as successfully guiding companies through organizational change. A very detailed oriented member of the accounting community, Angela has served in a variety of capacities throughout her career and currently serves as the Senior Human Resource Officer at DAK Americas. Prior to her current position, she served as a senior accountant, accounting manager, senior administrator and most recently was the Controller for Atlantic Building Components, a regional distributor of building supplies.

Art Massolo, Consultant has been an innovator in every facet of the global wine and beverage industry and has a proven track record in general management, business development, business strategy, international and domestic sales and marketing. He continues to have contacts with major retailers, beverage suppliers and wineries in Europe, Asia, Latin America, North America, Australia, New Zealand and South Africa. Mr. Massolo has 20 years of experience in the beverage industry, building some of the world’s biggest wine and beverage brands. He was most recently EVP of Business Development for Paddington Brands and prior to that held officer level positions with The Wine Group, Winery Exchange and Vina Cono Sur. Additionally, he structured The Wine Group’s International business, which in two years went from being 7% of the Company’s revenue to 25%. Art also launched the Franzia wine brand in China in 2004 and today Franzia is the number one imported wine in China. He built from concept through implementation the Origin Brand for the Thresher Group in Great Britain, which in its first year became a top 10 wine brand in the UK.  Art has been instrumental in developing the world’s first computer based business-to-business wine site, b2bwine.com, now www.wineryexchange.com. Also, Art created and managed the Trivento brand in Argentina.  He created the Cono Sur Brand in Chile and developed it into the largest selling Chilean wine in the United Kingdom.   Cono Sur is the 2nd largest exporter of wine in Chile today. Massolo was born in Singapore, has lived in nine countries and speaks four languages.
Throughout his career he has worked with suppliers, importers, distributors and retailers in all major global markets.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

During the past ten (10) years, none of our directors, persons nominated to become directors, executive officers, promoters or control persons was involved in any of the legal proceedings listen in Item 401(f) of Regulation S-K.

Arrangements

There are no arrangements or understandings between our sole executive officer and director and any other person pursuant to which he is to be selected as an executive officer or director.

Significant Employees and Consultants

Alonzo Pierce is our sole employee.

Code of Ethics

We have adopted a code of ethics that applies to our executive officers and employees.

Corporate Governance

Our business, property and affairs are managed by, or under the direction of, our board, in accordance with the Nevada Revised Statutes and our bylaws. Members of the board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the board believes are the appropriate corporate governance policies and practices for our Company. We have adopted changes and will continue to adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and subsequent rule changes made by the SEC and any applicable securities exchange.

Director Qualifications and Diversity

The board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded companies or shall have achieved a high level of distinction in their chosen fields. The board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in the finance and capital market industries.

In evaluating nominations to the board of directors, our board also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. Qualified candidates for membership on the board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. Under the National Association of Securities Dealers Automated Quotations definition, an “independent director” means a person other than an officer or employee of the Company or its subsidiaries or any other individuals having a relationship that, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The board’s discretion in determining director independence is not completely unfettered. Further, under the NASDAQ definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $120,000 during the current or past three fiscal years; (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years; (4) has not (or whose immediate family members have not), over the past three years been employed as an executive officer of a company in which an executive officer of the Company has served on that company’s compensation committee; or is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years) a partner of our outside auditor.

We have three (3) independent directors: Art Mazzolo, Suzy Guillory and Angela Greathouse, who is also Chairman of the audit committee.

Committees

We have a separately designated audit committee, compensation committee, nominating committee, executive committee of our board of directors. We activated only the audit committee. We believe the committees of the board, other than the audit committee are not necessary at this time.

The term “Financial Expert” is defined under the Sarbanes-Oxley Act of 2002, as amended, as a person who has the following attributes: an understanding of generally accepted accounting principles and financial statements; has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the company’s financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

Ms. Greathouse qualifies as an “audit committee financial expert.” And we have designated her to the role of chairman of the audit committee

The Company may in the future elect more members of the audit committee who are independent directors. Our audit committee charter provides:

•          being directly responsible for the appointment, compensation and oversight of our independent auditor, which shall report directly to the audit committee, including resolution of disagreements between management and the auditors regarding financial reporting for the purpose of preparing or issuing an audit report or related work;

•          annually reviewing and reassessing the adequacy of the committee’s formal charter;

•          reviewing the annual audited financial statements with our management and the independent auditors and the adequacy of our internal accounting controls;

•          reviewing analyses prepared by our management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•          reviewing the independence of the independent auditors;

•          reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or its management;

•          reviewing all related party transactions on an ongoing basis for potential conflict of interest situations; and

•          all responsibilities given to the audit committee by virtue of the Sarbanes-Oxley Act of 2002, which was signed into law by President George W. Bush on July 30, 2002.

Risk Oversight

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to the board for oversight. These risks include, without limitation, the following:

•          Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

•          Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

•          Risks and exposures relating to corporate governance; and management and director succession planning.

•          Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the Securities and Exchange Commission and the exchange on which the common stock is listed for trading. Executive officers, directors and more than ten percent stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal year ended December 31, 2017, we believe that our executive officers, directors and ten percent stockholders complied with all reporting requirements applicable to them.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The following Compensation Discussion and Analysis summarizes the material elements of our compensation programs for our named executive officers (“NEOs”) and sets forth all compensation paid by the Company for the fiscal years of 2017 and 2016:

The following table sets forth all compensation paid by the Company for the fiscal years of 2017 and 2016.

Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Terry Williams	2017	-0-	-0-	-0-	-0-	-0-	$-0-
	2016	-0-	-0-	-0-	-0-	-0-	$-0-
Alonzo Pierce	2017	153,803	-0-	-0-	-0-	-0-	$153,803
	2016	168,491	-0-0-	-0-	-0-	-0-	$168,491

Mr. Williams was elected chief executive officer on January 23, 2015.

Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and therefore no equity awards were outstanding as of March 31, 2018.

Stock Option Grants

We have not granted any stock options to our executive officers as of March 31, 2018

Employment Agreements

We have no employment agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

507,059 shares of International Spirits common stock will be issued to Top Shelf. After the distribution to its stockholders, Top Shelf will not own any of the International Spirits common stock. The following table provides information with respect to the beneficial ownership of the International Spirits common stock that is not affected by the distribution by (i) each person who we believe will be a beneficial owner of more than 5% of the outstanding International Spirits common stock, (ii) each of our directors and our named executive officers, and (iii) all directors and executive officers as a group.

The following table provides information with respect to the beneficial ownership of the International Spirits common stock that is not affected by the distribution by (i) each person who we believe will be a beneficial owner of more than 5% of the outstanding International Spirits common stock, (ii) each of our directors and our named executive officers, and (iii) all directors and executive officers as a group.

None of our directors and officers own Top Shelf common stock common stock and will not participate in the distribution as holders of Top Shelf common stock.

Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities. Following the distribution, we will have outstanding the same number of shares of International Spirits common stock as we have outstanding on the date of this prospectus.

Name and Address of Beneficial Owner(1)(2)	Number and Class of Shares	Percent of Class(2)
Alonzo Pierce	1,000,000 Series E preferred shares	100%
Terry Williams	-0-
Suzy Guillory	-0-
Angela Greathouse	-0-
All directors, and executive officers as a group (four persons)	1,000,000 Series E preferred shares	100%

1.          The address of all of the officers and directors listed above are in the care of International Spirits and Beverage Group, Inc., 8300 FM 1960, Suite 450, Houston, Texas 77070.

2.          Under Rule 13d-3 under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 18, 2018.

3.         Percentages shown are based on 49,686,771 common shares and 1,000,000 Series E Preferred shares outstanding as of July 18, 2018 and assume the exercise by such persons of all options to acquire shares of our common stock that are exercisable within 60 days of July 18, 2018 and no exercise by any other person.

DILUTION

The sale of our common stock issuable upon conversion of the promissory note may have a dilutive impact on our shareholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline.

After giving effect to the issuance and conversion of 14,792,773 shares of common stock covered by the registration statement of which this prospectus is a part, our actual and pro forma as adjusted net tangible book value as of December 31, 2017 is approximately $(2,007,751), or $(0.40) per share of common stock before giving effect to the issuance and conversion and $(1,507,751), or $(0.023) per share of common stock after giving effect to the issuance and conversion. This represents an increase in net tangible book value of $500,000 and an increase of $0.017 per share to our present shareholders.

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus. When we refer to “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

The resale by the selling stockholders identified in this prospectus covers up to 507,059 shares of our common stock. We will not receive any part of the proceeds from sales of the shares of common stock by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the section entitled “Plan of Distribution-Selling Stockholders”

Our common stock currently trades on the OTC Pink Current Information tier of the OTC Markets under the symbol “ISBG”. On May 23, 2018, the closing price of our common stock as reported on the OTC Pink Current Information was $.0274. After the distribution, common stock of International Spirits will continue to be reported on the OTC Pink Current Information under the symbol “ISBG.” The distribution will be effective as of a date and time selected by the directors of Top Shelf. Immediately after the distribution, common stock of International Spirits will continue to be reported on the OTC Pink under the symbol “ISBG”.

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders for whom we are registering shares for resale to the public, and the number of shares of common stock that the selling stockholders may offer pursuant to this prospectus.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of the date of this prospectus. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Based on the information provided to us by the selling stockholders as of the date of this prospectus, assuming that the selling stockholders sell all of the shares of our common stock being registered hereunder and do not acquire any additional shares, the selling stockholders will not own any shares of our common stock after the completion of any offering of the shares being registered hereunder.

We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Our calculation of the percentage of beneficial ownership is based on 49,686,771 shares of common stock outstanding.

Name and address of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering	Percentage Beneficially Owned Before the Offering(1)	Percentage Beneficially Owned to be Sold in the Offering	Number of Shares Beneficially Owned After the Offering(2)	Percentage Beneficially Owned After the Offering(2)
Shareholders of Top Shelf Brands	507,059	1.02%	1.02%	-0-	-0-
TOTAL	507,059

(1)	Based on 49,686,771 shares of common stock issued and outstanding as of July 18, 2018.
(2)	Assumes all the shares included in the offering are sold.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Alonzo Pierce is the chief executive officer of Top Shelf. We believe that the transactions and agreements with Top Shelf discussed below (including renewals of any existing agreements) between us and a related party are at least as favourable to us as could have been obtained from unrelated parties at the time they were entered.

Agreements with Top Shelf

We and Top Shelf will operate independently, and neither will have any ownership interest in the other. The following summarizes the terms of the material agreements we have entered into with Top Shelf.

Distribution agreement

We have entered into a distribution Agreement with Top Shelf for the distribution.

Intercompany Arrangements. All agreements, arrangements, commitments and understandings, including most intercompany accounts payable or accounts receivable, between us, on the one hand, and Top Shelf, on the other hand, will terminate effective as of the distribution, except specified agreements and arrangements that are intended to survive the distribution.

The distribution. The distribution agreement governs Top Shelf’s rights and obligations regarding the proposed distribution. Prior to the distribution, Top Shelf will deliver the issued and outstanding shares of our common stock for distribution to the distribution agent. Following the distribution date, the distribution agent will electronically deliver the shares of our common stock to Top Shelf stockholders based on the distribution ratio.

Conditions. The distribution Agreement also provides that several conditions must be satisfied or waived by Top Shelf including the record date and the registration statement of which this prospectus is a part.

Exchange of Information. We and Top Shelf will agree to provide each other with information reasonably necessary to comply with reporting, disclosure, filing or other requirements of any national securities exchange or governmental authority, for use in judicial, regulatory, administrative and other proceedings and to satisfy audit, accounting, litigation and other similar requests. We and Top Shelf will also agree to use reasonable best efforts to retain such information in accordance with our respective record retention policies as in effect on the date of the distribution Agreement. Until the end of the first full fiscal year following the distribution, each party will also agree to use its reasonable best efforts to assist the other with its financial reporting and audit obligations.

Intellectual Property. The Assignment Agreement contains provisions governing our acquisition of 100% of the Top Shelf trademark and other related matters as a part of the distribution.

Termination. Top Shelf and we may terminate the distribution Agreement at any time prior to the distribution.

Release of Claims. We and Top Shelf will each agree to release the other and its affiliates, successors and assigns, and all persons that prior to the distribution have been the other’s stockholders, directors, officers, members, agents and employees, and their respective heirs, executors, administrators, successors and assigns, from certain claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the time of the distribution.

Indemnification. We and Top Shelf agree to indemnify the other and each of the other’s current, former and future directors, officers and employees, and each of the heirs, administrators, executors, successors and assigns of any of them, against certain liabilities incurred in connection with the distribution and our and Top Shelf’s respective businesses. The distribution Agreement will also specify procedures regarding claims subject to indemnification.

Preferred Stock Issuance

On March 6, 2015, the Company issued 1,000,000 shares of Series E Preferred Stock to Alonzo Pierce, the Company’s President and Chairman of the Board for services provided.

DESCRIPTION OF SECURITIES

General

During May 2015 we acquired intellectual property rights to our brands in exchange for our common stock to be distributed to the stockholders of the previous owners of the brands. The following summarizes the terms of the acquisitions including the number of our shares of our common stock to be issued when the offering statement of which this offering circular is a pat is qualified by SEC. See “Description of Our Business” for more information.

During August 2017 we filed amended and restated articles of incorporation and amended and restated by-laws that was approved and adopted by our board of directors and shareholders with majority votes. The following summarizes information about our capital stock, including material provisions of our amended and restated articles of incorporation, our and restated by-laws and certain provisions of Nevada law. You are encouraged to read our amended and restated articles of incorporation and our Amended and Restated By-laws, which are filed as exhibits to our registration statement on Form S-1, of which this offering circular is a part, for greater detail with respect to these provisions.

Securities to be Issued for Acquisition of Rights to Besado Tequila™ and Dziaq Liqueur™

Effective May 11, 2015, pursuant to an Amended and Restated Intellectual Property Assignment we acquired the intellectual property of Top Shelf Brands in exchange for 507,059 post-split shares of International Spirits common stock to be issued to Top Shelf Brands when this offering statement is qualified by SEC.

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of International Spirits common stock, par value $.001 per share, and 20 million shares of preferred stock, par value $.001 per share.

Our common stock

Shares Outstanding. As of July 18, 2018, we have 49,686,771 shares of common stock outstanding. 507,059 additional shares will be issued to Top Shelf for distribution to Top Shelf stockholders and 14,285,713 additional shares will be issued by the directly company to the public. The number of shares of our common stock outstanding immediately following the distribution will change because of the issuance and subsequent distribution. Only shares of common stock will be issued and distributed in the distribution.

Voting Rights. The holders of our common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of shares of our common stock do not have cumulative voting rights.

Other Rights. Subject to the preferential liquidation rights of any preferred stock that may be outstanding, upon our liquidation, dissolution or winding-up, the holders of our International Spirits common stock will be entitled to share ratably in our assets legally available for distribution to our stockholders.

Fully Paid. The issued and outstanding shares of our International Spirits common stock are fully paid and non-assessable. Any additional shares of International Spirits common stock that we may issue in the future will also be fully paid and non-assessable.

The holders of our International Spirits common stock will not have preemptive rights or preferential rights to subscribe for shares of our capital stock.

Our Preferred Stock

Our amended and restated articles of incorporation filed August 23, 2017 authorizes our board to designate and issue from time to time one or more series of preferred stock without stockholder approval. Our board may fix and determine the preferences, limitations and relative rights of each series of preferred stock. In connection with the issuance and distribution, no additional shares of preferred stock will be issued.

Shares Designated and Shares Outstanding. Our amended and restated articles of incorporation designate 1,000,000 shares of Series A preferred stock, $.001 par value per share, with none outstanding; 100,000 shares of Series B preferred stock, $.001 par value per share, with none outstanding; and, 1,000,000 shares of Series E preferred stock, $.001 par value per share, with all issued and outstanding

•          The Series A preferred stock ranks (i) prior to all the Company’s Common Stock now or hereafter issued as to payment of dividends, distribution of assets in liquidation; and (ii) and pari passu with any of the Company’s preferred stock now or hereafter issued, both as to payment of dividends, distribution of assets in liquidation.
•          The Series B preferred stock is not entitled to dividends does not participate in distribution of assets in liquidation.
•          The Series E preferred stock is not entitled to dividends does not participate in distribution of assets in liquidation and has the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock such that the holders of outstanding shares of Series E Preferred Stock shall always constitute sixty-six and two thirds (66 2/3rds) of the voting rights of the company.

Fully Paid. The issued and outstanding shares of our International Spirits preferred stock are duly authorized, validly issued, fully paid and non-assessable. Any additional shares of International Spirits preferred stock that we may issue in the future will also be fully paid and non- assessable.

Certain Provisions of Nevada Law, Our Amended and Restated Articles of Incorporation and Amended and Restated By-laws

As noted above, certain provisions in our amended and restated articles of incorporation and our Amended and Restated By-laws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by our Board and to discourage certain types of transactions that may involve an actual or threatened change of control.

Classified Board of Directors. Nevada law permits corporations to classify their board of directors so that less than all of the directors are elected each year to overlapping terms. We have a classified board consisting of three classes, elected to three-year terms. Our directors are assigned to classes to make the number of directors in each class as nearly equal as possible.

Removal of Directors. Nevada law provides that any or all directors may be removed by the vote of two-thirds of the voting interests entitled to vote for the election of directors. Nevada does not distinguish between removal of directors with or without cause. Our amended and restated articles of incorporation make it difficult for the shareholders to remove a member of the board of directors because, Alonzo Pierce, the holder of the Series E preferred stock has the right to a 2/3rds vote or by written consent.

Special Meetings of Stockholders. Nevada law does not address the manner in which special meetings of stockholders may be called but permits corporations to determine the manner in which meetings are called in their bylaws. Our amended and restated articles of incorporation and Amended and Restated Bylaws provide that special meetings of the stockholders may be called only by the board of directors or a committee of the board of directors that is delegated the power to call special meetings by the board of directors.

Special Meetings Pursuant to Petition of Stockholders. Under Nevada law shareholders having not less than 15% of the voting interest may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that purpose within 18 months after the last meeting at which directors were elected.

Cumulative Voting. Cumulative voting for directors entitles stockholders to cast a number of votes that is equal to the number of voting shares held multiplied by the number of directors to be elected. Stockholders may cast all such votes either for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board of directors where such stockholders would not otherwise be able to elect any directors. Nevada law permits cumulative voting if provided for in the certificate or articles of incorporation and pursuant to specified procedures. The amended and restated articles of incorporation prohibit cumulative voting.

Vacancies. Nevada law provides that vacancies may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. Neither our amended and restated articles of incorporation nor Amended and Restated Bylaws provide otherwise.

Indemnification of Officers and Directors and Advancement of Expenses. Nevada law applies to advance of expenses incurred by both officers and directors, and under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Our amended and restated articles of incorporation provide for the mandatory advancement of expenses of directors and officers.

Limitation on Personal Liability of Directors. Nevada law permits, and we have adopted, a broader exclusion of liability of directors to the corporation and its shareholders, providing for an exclusion of all monetary damages for breach of fiduciary duty unless they arise from act or omissions which involve intentional misconduct, fraud or a knowing violation of law or payments of dividends or distributions in excess of the amount allowed. Our amended and restated articles of incorporation eliminate any liability of a director for a breach of the duty of loyalty unless arising from intentional misconduct, fraud, or a knowing violation of law.

Dividends. Nevada law provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders.

Restrictions on Business Combinations. Nevada law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Nevada law regulates business combinations stringently. First, an “interested stockholder” is defined as a beneficial owner (directly or indirectly) of ten percent (10%) or more of the voting power of the outstanding shares of the corporation. Second, the three-year moratorium can be lifted only by advance approval by a corporation’s board of directors. Finally, after the three-year period, combinations with “interested stockholders” remain prohibited unless (i) they are approved by the board of directors, the disinterested stockholders or a majority of the outstanding voting power not beneficially owned by the interested party, or (ii) the interested stockholders satisfy certain fair value requirements. A Nevada corporation may opt-out of the statute with appropriate provisions in its articles of incorporation. We have opted out of the applicable statutes and the stringent requirements of Nevada law apply to mergers and combinations.

Limitations on Controlling Shareholders. Nevada law contains a provision that limits the voting rights of a person that acquires or makes an offer to acquire a controlling interest in a Nevada corporation. Under the provisions of Nevada law, a person acquiring or making an offer to acquire more than 20% of the voting power in a corporation will have only such voting rights as are granted by a resolution of the shareholders adopted at a special or annual meeting. The controlling person is not entitled to vote on the resolution granting voting rights to the controlling interest. The person acquiring a controlling interest may request a meeting of the shareholders be called for this purpose and, if the board of directors fails to call the meeting or the controlling person is not accorded full voting rights, the corporation must redeem the controlling shares at the average price paid for them.

Amendment to Articles of Incorporation or Bylaws. Nevada law require the approval of the holders of a majority of all outstanding shares entitled to vote to approve proposed amendments to a corporation’s articles of incorporation. Nevada law also provides that in addition to the vote of the shareholders, the vote of a majority of the outstanding shares of a class may be required to amend the articles of incorporation. Nevada law does not require shareholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock provided that the corporation’s organizational documents grant such power to its board of directors. Nevada law permit the number of authorized shares of any such class of stock to be increased or decreased (but not below the number of shares then outstanding) by the board of directors unless otherwise provided in the articles of incorporation or resolution adopted pursuant to the articles of incorporation.

Actions by Written Consent of Stockholders. Nevada law provides that, unless the articles of Incorporation provide otherwise, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote consents to the action in writing. Although not required by Nevada law, our Amended and Restated bylaws require prompt notice to all shareholders of any action taken by less than unanimous written consent.

Stockholder Vote for Mergers and Other Corporation Reorganizations. Nevada law requires authorization by an absolute majority of the outstanding voting rights, as well as approval by the board of directors, of the terms of a merger or a sale of substantially all of the assets of the corporation. Nevada law require a shareholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its articles of incorporation) if: (a) the merger agreement does not amend the existing articles of incorporation of the surviving corporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Nevada Agency and Transfer Company. The transfer agent’s address is 50 West Liberty Street, Suite 880, Reno, Nevada 89501, and its telephone number is (775) 322-0626.

Listing

Trading of our common stock is reported on the OTC Markets under the OTC Pink Current Information tier under the symbol “ISBG.” After completion of the distribution, we intend to make application to move up to the OTCQB tier.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of outstanding options or warrants, or the anticipation of these sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

As of the date of this prospectus, we have 49,686,771 outstanding shares of our International Spirits common stock. The sales of common stock by the selling stockholders will change the number of our outstanding shares.

Sale of Restricted Securities

The shares of our common stock issued to Top Shelf followed by distribution to Top Shelf stockholders will be freely transferable, except for shares received by individuals who are our affiliates. Individuals who may be considered our affiliates after the distribution include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers.

Individuals who are our affiliates will be permitted to sell their shares of our International Spirits common stock only pursuant to an effective registration statement under the Securities Act, or an exemption from the registration requirements of the Securities Act, such as those afforded by Section 4(1) of the Securities Act or Rule 144 thereunder.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) 1% of the then outstanding shares of International Spirits common stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about International Spirits is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least 90 days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited re-sales of such securities.

Shares received by our affiliates in the distribution or upon exercise of stock options or upon vesting of other equity-linked awards may be “controlled securities” rather than “restricted securities.” “Controlled securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law. Our bylaws provide that we will indemnify and hold harmless our officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on our behalf, to the full extent allowed by Nevada law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Selling stockholders.

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●          block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●          a distribution in accordance with the applicable rules of the Securities and Exchange Commission and the Securities Act;
●          privately negotiated transactions;
●          short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
●          through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●          broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●          a combination of any such methods of sale; and
●          any other method permitted by law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder or purchasers, or both, for whom the broker-dealers may act as agent.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon the safe harbor of Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, unless an exemption therefrom is available.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws and the selling stockholders’ expenses; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act without regard to any volume limitation requirements under Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the International Spirits common stock to be issued and distributed will be passed upon for International Spirits by Sonfield & Sonfield, Houston, Texas.

EXPERTS

The consolidated financial statements of International Spirits and Beverage Group, Inc. as of December 31, 2017 and December 31, 2016, and for each of the fiscal years then ended, appearing in this prospectus, have been audited by M&K CPAS, PLLC independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

Before the date of this prospectus, we were not required to file reports with the SEC. This prospectus and all future materials we file with the SEC may be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1- 800-SEC-0330 for further information on the public reference room. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and registration statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at www.isbg.global. The information contained on or accessible through our website or the SEC’s website shall not be deemed to be a part of this prospectus or the Registration statement on Form S-1, of which this prospectus is a part.

We filed with the Securities and Exchange Commission a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. This prospectus constitutes a part of that registration statement.

This prospectus does not contain all of the information in the registration statement. Each statement contained in this prospectus as to the contents of any contract, agreement or other document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a more complete description of the matter involved.

You may request a copy of any of our filings with the SEC at no cost by writing us at the following address:

Investor Relations
International Spirits and Beverage Group, Inc. 8300 FM 1960, Suite 450,
Houston, TX 77070
Tel.: (832) 317-1041

We intend to furnish holders of our International Spirits common stock with annual reports containing consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles and audited and reported on by an independent registered public accounting firm.

INTERNATIONAL SPIRIT & BEVERAGE GROUP, INC.
(Formerly FIMA, INC.) (A Nevada Corporation)

FINANCIAL STATEMENTS
For the Years Ended December 31, 2017 and 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of International Spirit & Beverage Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of International Spirit & Beverage Group, Inc. (the Company) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2017 and 2016, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2015.

Houston, TX

April 26, 2018

INTERNATIONAL SPIRITS & BEVERAGE GROUP, INC. (Formerly Fima, Inc.)
BALANCE SHEETS

	December 31, 2017	December 31, 2016
ASSETS

Current assets:
Cash	$-	$5,529
Accounts receivable	-	28,600
Inventory	31,338	57,585
Prepaid expenses	-	1,500
Total current assets	31,338	93,214

Property and equipment, net	4,390	6,220

Total assets	$35,728	$99,434

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Cash in excess of available funds	$254	$-
Accounts payable	76,653	18,970
Accrued expenses	149,181	100,118
Settlement liability	66,500	72,000
Deferred revenues	60,000	60,000
Convertible notes payable, net of discounts of $67,517 and $62,115 at December 31, 2017 and 2016, respectively	844,619	886,371
Officer loan	9,000	-
Derivative liability	837,272	249,800
Total current liabilities	2,043,479	1,387,259

Stockholders' equity (deficit):

Convertible series A preferred stock, $0.001 par value, no shares authorized, no shares issued and outstanding	-	-
Convertible series B preferred stock, $0.001 par value, 100,000 shares authorized, no shares issued and outstanding	-	-
Series E preferred stock, $0.001 par value, 1,000,000 shares authorized, 1,000,000 shares issued and outstanding	1,000	1,000
Common stock, $0.001 par value, 480,000,000 shares authorized, 28,991,694 and 9,320,039 shares issued and outstanding at December 31, 2017 and 2016, respectively	28,992	9,320
Additional paid in capital	4,475,626	2,994,138
Subscriptions payable, consisting of 565,421 and 991,696 shares at December 31, 2017 and 2016, respectively	601,400	1,582,867
Accumulated deficit	(7,114,769)	(5,875,150)
Total stockholders' equity (deficit)	(2,007,751)	(1,287,825)
Total liabilities and stockholders' equity (deficit)	$35,728	$99,434

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL SPIRITS & BEVERAGE GROUP, INC. (Formerly Fima, Inc.)
STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2017	2016

Revenue	$127,220	$150,420
Cost of goods sold	83,160	98,165
Gross profit	44,060	52,255

Operating expenses:
General and administrative	255,518	293,678
Compensation	153,803	168,494
Professional fees	165,152	290,907
Depreciation	1,830	1,830
Total operating expenses	576,303	754,909

Net operating loss	(532,243)	(702,654)

Other income (expense):
Gain on debt forgiveness	23,438	-
Loss on settlement	(3,500)	(72,000)
Interest expense	(193,748)	(509,948)
Change in derivative liabilities	(533,566)	209,275
Total other income (expenses)	(707,376)	(372,673)

Net loss	$(1,239,619)	$(1,075,327)

Weighted average number of common shares outstanding - basic and fully diluted	22,572,375	6,901,159

Net loss per share - basic and fully diluted	$(0.05)	$(0.16)

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL SPIRIT & BEVERAGE GROUP, INC. (Formerly Fima, Inc.)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Series E Preferred Stock		Common Stock		Additional Paid-In Capital	Subscriptions Payable	Accumulated Deficit	Total Stockholders' Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance, December 31, 2015	1,000,000	$1,000	2,419,109	$2,419	$2,207,447	$1,575,367	$(4,799,823)	$(1,013,590)
Common stock subscriptions payable sold for cash	-	-	-	-	-	7,500	-	7,500
Common stock issued for conversion of debt	-	-	6,934,264	6,934	264,071	-	-	271,005
Common stock issued for services	-	-	352,941	353	241,947	-	-	242,300
Common stock voluntarily cancelled	-	-	(386,275)	(386)	386	-	-	-
Adjustments to derivative liability due to debt conversions	-	-	-	-	280,287	-	-	280,287
Net loss for the year ended December 31, 2016	-	-	-	-	-	-	(1,075,327)	(1,075,327)

Balance, December 31, 2016	1,000,000	$1,000	9,320,039	$9,320	$2,994,138	$1,582,867	$(5,875,150)	$(1,287,825)
Common stock sold for cash	-	-	426,275	426	981,041	(981,467)	-	-
Common stock issued for conversion of debt	-	-	19,123,124	19,123	331,745	-	-	350,868
Common stock issued for services	-	-	514,413	515	97,685	-	-	98,200
Common stock voluntarily cancelled	-	-	(392,157)	(392)	392	-	-	-
Contributed capital	-	-	-	-	9,000	-	-	9,000
Adjustments to derivative liability due to debt conversions	-	-	-	-	61,625	-	-	61,625
Net loss for the year ended December 31, 2017	-	-	-	-	-	-	(1,239,619)	(1,239,619)
Balance, December 31, 2017	1,000,000	$1,000	28,991,694	$28,992	$4,475,626	$601,400	$(7,114,769)	$(2,007,751)

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL SPIRIT & BEVERAGE GROUP, INC. (Formerly Fima, Inc.)
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,239,619)	$(1,075,327)
Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation	1,830	1,830
Gain on debt forgiveness	(23,438)	-
Loss on settlement	3,500	72,000
Amortization of debt discounts	110,129	252,035
Assumed debts	-	170,687
Change in derivative liabilities	533,566	(209,275)
Stock based compensation	98,200	242,300
(Decrease) increase in assets:
Accounts receivable	28,600	9,186
Inventory	26,247	90,496
Prepaid expenses	1,500	206,940
Increase (decrease) in liabilities:
Cash in excess of available funds	254	-
Accounts payable	57,683	(23,218)
Accrued expenses	83,619	86,771
Deferred revenues	-	60,000
Net cash used in operating activities	(317,929)	(115,575)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	-	-
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible notes payable	303,400	121,250
Repayments on convertible notes payable	-	(10,000)
Contributed capital	9,000	-
Proceeds from the sale of common stock subscriptions payable	-	7,500
Net cash provided by financing activities	312,400	118,750

NET CHANGE IN CASH	(5,529)	3,175
CASH AT BEGINNING OF PERIOD	5,529	2,354

CASH AT END OF PERIOD	$-	$5,529

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$455
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Settlement payment personally paid by officer	$9,000	$-
Value of debt discounts	$115,531	$251,177
Value of derivative adjustment due to debt conversions	$61,625	$280,287
Value of shares issued for conversion of debt	$350,868	$271,005
Shares cancelled	$392	$386
Shares issued from stock payable	$981,467	$-

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL SPIRIT & BEVERAGE GROUP, INC. (Formerly Fima, Inc.)
NOTES TO FINANCIAL STATEMENTS

Note 1 – Basis of Presentation and Significant Accounting Policies

Business
International Spirit & Beverage Group, Inc. (“ISBG”) was formed under the laws of the State of Texas on September 12, 2014. In March 2015, ISBG merged with and into FIMA, Inc., a Nevada corporation, with FIMA, Inc. being the surviving entity. FIMA, Inc. then changed its corporate name to International Spirit and Beverage Group, Inc., and remains a Nevada corporation. (Formerly FIMA Development Incorporated, which was formed under the laws of the State of Nevada on September 18, 2006). On May 9, 2007 FIMA Development Incorporated entered into a “Share Exchange Agreement” with Fishing Buddy Inc. (FBI), another Nevada corporation. FIMA Development Incorporated agreed to sell all of their shares to FBI in exchange for Nineteen Million Five Hundred Thousand (19,500,000) shares of FBI common stock. FBI, after acquiring the stock of FIMA Development Incorporated, then filed a Corporate Resolution and Certificate of Amendment with the State of Nevada on May 10, 2007 to change the Corporation’s name to FIMA, Inc. (the “Company” or “FIMA”). FIMA’s primary business was that of real estate development and acquisition, with a focus on resort regions in Central America and Mexico.

Basis of Presentation
Our consolidated financial statements are prepared using the accrual method of accounting as generally accepted in the United States of America (U.S. GAAP) and the rules of the Securities and Exchange Commission (SEC).

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company maintains cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Inventories
Inventories are stated at the lower of cost or market value, using the first-in, first-out convention. Inventories consist of raw materials and finished goods. As of December 31, 2017, and 2016, the Company had inventories of $31,338 and $57,585, respectively.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Equipment held under capital leases are stated at the present value of minimum lease payments less accumulated amortization.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Note 1 – Basis of Presentation and Significant Accounting Policies (Continued)

Revenue Recognition
Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. Amounts billed in advance of the period in which service is rendered are recorded as a liability under “Deferred revenues”.

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred. These expenses were $75,230 and $184,234 for the years ended December 31, 2017 and 2016, respectively.

Stock-Based Compensation
Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company’s stock based compensation expense was $98,200 and $242,300 for the years ended December 31, 2017 and 2016, respectively.

Common Stock Split
On September 12, 2017 we declared a reverse split of our common stock. The formula provided that every two hundred and fifty-five (255) issued and outstanding shares of common stock of the Corporation be automatically split into one (1) share of common stock. Except as otherwise noted, all share, option and warrant numbers have been restated to give retroactive effect to this split. All per share disclosures retroactively reflect post-split shares.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions
In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Note 1 – Basis of Presentation and Significant Accounting Policies (Continued)

Recent Accounting Pronouncements
In May 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting. ASU 2017-09, which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. Per ASU 2017-9, an entity should account for the effects of a modification unless all the following are met: (1) the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification, (2) the vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified, and (3) the classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The current disclosure requirements in Topic 718 apply regardless of whether an entity is required to apply modification accounting under the amendments in ASU 2017-9. ASU 2017-9 is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for (1) public business entities for reporting periods for which financial statements have not yet been issued and (2) all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this ASU should be applied prospectively to an award modified on or after the adoption date. The adoption of ASU 2017-9 is not expected to have a material impact on the Company’s financial statements or related disclosures.

No other new accounting pronouncements, issued or effective during the years ended December 31, 2017 and 2016, have had or are expected to have a significant impact on the Company’s financial statements.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has insufficient cash on hand, a working capital deficit of $2,012,141 and incurred net losses from operations resulting in an accumulated deficit of $7,114,769, and used $326,929 of cash from operations during the year ended December 31, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Parties

Preferred Stock Issuance
On March 6, 2015, the Company issued 1,000,000 shares of Series E Preferred Stock to Alonzo Pierce, the Company’s President and Chairman of the Board for services provided.

Settlement Agreement
In April of 2017, the Company entered into a settlement agreement with regard to disputed compensation owed to a former employee. Pursuant to the settlement agreement, the Company is to pay a total of $72,000 over eight (8) monthly payments of $9,000 commencing on April 28, 2017. The Company President made a payment of $9,000 on April 27, 2017, this amount is included in loan payable related party as of December 31, 2017. During 2017, seven(7) of the payments were missed and the Company accrued an additional $3,500 of late fee penalties in accordance with the agreement. The late fee penalties and settlement liability are included in accrued expenses as of December 31, 2017.

Note 4 – Property and Equipment

Property and equipment, net consist of the following:

	December 31, 2017	December 31, 2016

Furniture and Equipment, 5 year useful life	$9,149	$9,149
	9,149	9,149
Less accumulated depreciation	4,759	2,929
Total interest expense	$4,390	$6,220

Depreciation expense was $1,830 and $1,830 for the year ended December 31, 2017 and 2016, respectively.

Note 5 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of December 31, 2017 and 2016, respectively:

Fair Value Measurements at December 31, 2017
	Level 1	Level 2	Level 3
Assets
Cash	$-	$-	$-
Total assets	-	-	-
Liabilities
Cash in excess of available funds	254	-	-
Convertible note payable, net of discounts	-	844,619	-
Officer loan	-	9,000	-
Derivative liability	-	-	837,272
Total liabilities	-	853,619	837,272
	$(254)	$(853,619)	$(837,272)

Fair Value Measurements at December 31, 2016
	Level 1	Level 2	Level 3
Assets
Cash	$5,529	$-	$-
Total assets	5,529	-	-
Liabilities
Convertible note payable, net of discounts	-	886,371	-
Derivative liability	-	-	249,800
Total liabilities	-	886,371	249,800
	$5,529	$(886,371)	$(249,800)

The fair values of our related party debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820-10-35.

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the years ended December 31, 2017 and 2016.

Note 6 – Deferred Revenues

Product sales are generally recognized upon shipment of product. However, the Company defers recognition of revenues from sales to stocking distributors until such distributors resell the related products to their customers. The Company has deferred recognition of revenues amounting to $60,000 and $60,000 as of December 31, 2017 and 2016, respectively.

Note 7 – Convertible Notes Payable

Convertible notes payable, as retroactively adjusted for the 1:255 stock split effective September 12, 2017, consist of the following at December 31, 2017 and 2016, respectively:

	December 31 2017	December 31, 2016
On October 27, 2017, we entered into a Convertible Debenture with an individual investor (“Seventh Goodkin Note”). The Note bears interest at 10%, with a maturity date of Oct. 27, 2019, is convertible at the greater of a) 60% of the closing traded price upon notice of conversion $0.001 per share.	$10,000	$-

On October 6, 2017, we entered into a Convertible Debenture with an individual investor (“Thirteenth Post Oak Note”). The Note bears interest at 10%, with a maturity date of October 16, 2019, is convertible at the greater of a) 60% of the closing traded price upon the notice of conversion, or b) $0.001 per share. The interest rate increases to 18% on default.	7,000	-

On September 20, 2017, we entered into a Convertible Debenture with an individual investor (“First Graham Note”). The Note bears interest at 10%, with a maturity date of September 20, 2019, is convertible at the greater of a) 60% of the closing traded price upon the notice of conversion, or b) $0.001 per share. The interest rate increases to 18% on default.	2,400	-

On September 13, 2017, we entered into a Convertible Debenture with Post Oak, LLC (“Twelfth Post Oak Note”). The Note bears interest at 10%, with a maturity date of September 13, 2019, and is convertible at 60% of the lowest per share market value over the twenty (20) trading days preceding the conversion notice.	8,000	-

On August 7, 2017, we entered into a Convertible Debenture with an individual investor (“Fifth Goodkin Note”). The Note bears interest at 10%, with a maturity date of August 7, 2019, is convertible at $0.03 per share.	10,000	-

On July 14, 2017, we entered into a Convertible Debenture with an individual investor (“Fourth Goodkin Note”). The Note bears interest at 10%, with a maturity date of July 14, 2019, is convertible at $0.03 per share.	7,500	-

On May 30, 2017, we entered into a Convertible Debenture with GPL Ventures, LLC (“Second GPL Note”). The Note bears interest at 5%, with a maturity date of May 30, 2018, and is convertible at the greater of a) 50% of the lowest traded price over the twenty (20) trading days preceding the conversion notice, or b) $0.03 per share. The note carries liquidated damages of $500 per day in the event of default.	50,000	-

On May 18, 2017, we entered into a Convertible Debenture with Post Oak, LLC (“Eleventh Post Oak Note”). The Note bears interest at 10%, with a maturity date of May 18, 2019, and is convertible at 50% of the lowest per share market value over the fifteen (15) trading days preceding the conversion notice. The unpaid debt was forgiven by the lender on December 12, 2017.	-	-

On May 1, 2017, we entered into a Convertible Debenture with Post Oak, LLC (“Tenth Post Oak Note”). The Note bears interest at 10%, with a maturity date of May 1, 2019, and is convertible at 50% of the lowest per share market value over the fifteen (15) trading days preceding the conversion notice.	10,000	-

On April 29, 2017, we entered into a Convertible Debenture with Christopher Babinski (“First Babinski Note”). The Note bears interest at 10%, with a maturity date of April 29, 2018, and is convertible at 50% of the current trading bid price on the date of the conversion notice, not to exceed $2.55 per share.	15,000	-

On April 20, 2017, we entered into a Convertible Debenture with Post Oak, LLC (“Ninth Post Oak Note”). The Note bears interest at 10%, with a maturity date of April 20, 2019, and is convertible at 50% of the lowest per share market value over the fifteen (15) trading days preceding the conversion notice.	7,500	-

On April 19, 2017, we entered into a Convertible Debenture with Carriage Consulting Group (“Sixth CCG Note”). The Note bears interest at 10%, with a maturity date of April 19, 2018, and is convertible at 50% of the current bid price at the time of conversion, but not less than $0.03 per share or more than $2.55 per share. The unpaid debt was forgiven by the lender on December 12, 2017.	-	-

On April 10, 2017, we entered into a Convertible Debenture with Post Oak, LLC (“Eighth Post Oak Note”). The Note bears interest at 10%, with a maturity date of April 10, 2019, and is convertible at 50% of the lowest per share market value over the fifteen (15) trading days preceding the conversion notice. The unpaid debt was forgiven by the lender on December 12, 2017.	-	-

On April 7, 2017, we entered into a Convertible Debenture with Post Oak, LLC (“Seventh Post Oak Note”). The Note bears interest at 10%, with a maturity date of April 7, 2019, and is convertible at 50% of the lowest per share market value over the fifteen (15) trading days preceding the conversion notice.	7,500	-

On April 5, 2017, we entered into a Convertible Debenture with Post Oak, LLC (“Sixth Post Oak Note”). The Note bears interest at 10%, with a maturity date of April 5, 2019, and is convertible at 50% of the lowest per share market value over the fifteen (15) trading days preceding the conversion notice.	7,500	-

On March 27, 2017, we entered into a Convertible Debenture with Carriage Consulting Group (“Fifth CCG Note”). The Note bears interest at 10%, with a maturity date of March 27, 2019, and is convertible at the lesser of a) $2.55 per share or b) 50% of the current bid price at the time of conversion, but not less than $0.0255 per share.	7,500	-

On March 23, 2017, we entered into a Convertible Debenture with Carriage Consulting Group (“Fourth CCG Note”). The Note bears interest at 10%, with a maturity date of March 23, 2019, and is convertible at the lesser of a) $2.55 per share or b) 50% of the current bid price at the time of conversion, but not less than $0.0255 per share.	15,000	-

On March 21, 2017, we entered into a Convertible Debenture with an individual investor (“Third Goodkin Note”). The Note bears interest at 8%, with a maturity date of March 21, 2019, is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice.	4,000	-

On March 20, 2017, we entered into a Convertible Debenture with Carriage Consulting Group (“Third CCG Note”). The Note bears interest at 10%, with a maturity date of March 20, 2019, and is convertible at the lesser of a) $2.55 per share or b) 50% of the current bid price at the time of conversion, but not less than $0.0255 per share.	5,000	-

On March 11, 2017, we entered into a Convertible Debenture with BB Winks, LLC (“Ninth BB Winks Note”). The Note bears interest at 10%, with a maturity date of March 11, 2018, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share.	5,000	-

On March 13, 2017, we entered into a Convertible Debenture with Post Oak, LLC (“Fifth Post Oak Note”). The Note bears interest at 10%, with a maturity date of March 13, 2019, and is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice.	20,000	-

On March 2, 2017, we entered into a Convertible Debenture with Carriage Consulting Group (“Second CCG Note”). The Note bears interest at 10%, with a maturity date of March 2, 2019, and is convertible at the lesser of a) $2.55 per share or b) 50% of the current bid price at the time of conversion, but not less than $0.0255 per share.	5,000	-

On February 28, 2017, we entered into a Convertible Debenture with an individual investor (“Third Pellicci Note”). The Note bears interest at 8%, with a maturity date of February 28, 2019, is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice.	5,000	-

On February 27, 2017, we entered into a Convertible Debenture with Post Oak, LLC (“Fourth Post Oak Note”). The Note bears interest at 10%, with a maturity date of February 27, 2019, and is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice.	36,000	-

On February 23, 2017, we entered into a Convertible Debenture with BB Winks, LLC (“Eighth BB Winks Note”). The Note bears interest at 10%, with a maturity date of February 23, 2018, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share.	7,500	-

On February 16, 2017, we entered into a Convertible Debenture with Detres Entertainment (“Second Detres Note”). The Note bears interest at 10%, with a maturity date of February 16, 2019, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share or more than $2.55 per share.	10,000	-

On February 13, 2017, we entered into a Convertible Debenture with Detres Entertainment (“Forth Goodkin Note”). The Note bears interest at 10%, with a maturity date of February 15, 2019, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share or more than $2.55 per share.	10,000	-

On February 6, 2017, we entered into a Convertible Debenture with Post Oak, LLC (“Third Post Oak Note”). The Note bears interest at 10%, with a maturity date of February 6, 2019, and is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice.	7,500	-

On January 24, 2017, we entered into a Convertible Debenture with BB Winks, LLC (“Seventh BB Winks Note”). The Note bears interest at 10%, with a maturity date of January 24, 2018, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share.	5,000	-

On January 20, 2017, we entered into a Convertible Debenture with an individual investor (“Second Pellicci Note”). The Note bears interest at 8%, with a maturity date of January 20, 2019, is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice. The unpaid debt was forgiven by the lender on December 12, 2017.	-	-

On January 5, 2017, we entered into a Convertible Debenture with an individual investor (“First Boehmer Note”). The Note bears interest at 8%, with a maturity date of January 5, 2019, is convertible at 50% of the lowest traded price over the ten (10) trading days preceding the conversion notice.	5,000	-

On January 4, 2017, we entered into a Convertible Debenture with an individual investor (“First Pellicci Note”). The Note bears interest at 8%, with a maturity date of January 4, 2019, is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice. The unpaid debt was forgiven by the lender on December 12, 2017.	-	-

On December 13, 2016, we entered into a Convertible Debenture with an individual investor (“Second Goodkin Note”). The Note bears interest at 8%, with a maturity date of December 13, 2019, is convertible at 50% of the lowest traded price over the ten (10) trading days preceding the conversion notice.	7,000	7,000

On November 9, 2016, we entered into a Convertible Debenture with an individual investor (“Second Easter Note”). The Note bears interest at 8%, with a maturity date of November 9, 2017, is convertible at 50% of the lowest traded price over the ten (10) trading days preceding the conversion notice. The unpaid debt was forgiven by the lender on December 12, 2017.	-	5,500

On August 12, 2016, we entered into a Convertible Debenture with LOMA Management Partners (“Fifth LOMA Note”). The Note bears interest at 8%, with a maturity date of August 12, 2018, and is convertible at 50% of the lowest traded price over the 10 trading days preceding the conversion notice. The unpaid debt was forgiven by the lender on December 12, 2017.	-	2,750

On July 20, 2016, we entered into a Convertible Debenture with LOMA Management Partners (“Fourth LOMA Note”). The Note bears interest at 10%, with a maturity date of July 20, 2019, and is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice.	12,500	12,500

On June 27, 2016, we entered into a Convertible Debenture with Far North Global, LLC (“First Global Note”). The Note bears interest at 8%, with a maturity date of April 14, 2019, and is convertible at 50% of the lowest traded price over the 10 trading days preceding the conversion notice.	16,000	16,000

On June 6, 2016, we entered into a Convertible Debenture with BB Winks, LLC (“Sixth BB Winks Note”). The Note bears interest at 10%, with a maturity date of June 6, 2017, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share.	3,000	3,000

On May 20, 2016, we entered into a Convertible Debenture with BB Winks, LLC (“Fifth BB Winks Note”). The Note bears interest at 10%, with a maturity date of May 20, 2017, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share.	2,500	2,500

On May 20, 2016, we entered into a Convertible Debenture with BB Winks, LLC (“Fourth BB Winks Note”). The Note bears interest at 10%, with a maturity date of May 20, 2017, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share.	20,000	20,000

On May 20, 2016, we assumed a $29,000 Convertible Debenture from Top Shelf Brands Holdings Corporation as owed to Steve and Monica Mazzo (“First Mazzo Note”) that originated on October 20, 2014. The Note bears interest at 12%, with a maturity date of October 20, 2017, is convertible at the lesser of a) $0.0255 per share or b) 50% of the closing bid price over the ten (10) trading days preceding the conversion notice, but not less than $0.0255 per share. On May 20, 2016, a total of $14,500 of principal was converted into 568,628 shares. The note is currently in default.	14,500	14,500

On May 12, 2016, we entered into a Convertible Debenture with ValueCorp Trading Co (“Seventh ValueCorp Note”). The Note bears interest at 8%, with a maturity date of May 12, 2017, and is convertible at the lesser of a) $2.55 per share or b) 50% of the closing bid price at the time of conversion.	3,000	3,000

On May 9, 2016, we entered into a Convertible Debenture with ValueCorp Trading Co (“Sixth ValueCorp Note”). The Note bears interest at 8%, with a maturity date of May 9, 2017, and is convertible at 50% of the lowest traded price over the 10 trading days preceding the conversion notice.	2,000	2,000

On May 6, 2016, we entered into a Convertible Debenture with ValueCorp Trading Co (“Fifth ValueCorp Note”). The Note bears interest at 8%, with a maturity date of May 6, 2017, and is convertible at 50% of the lowest traded price over the 10 trading days preceding the conversion notice.	3,000	3,000

On April 14, 2016, we entered into a Convertible Debenture with Rockwell Capital Partners (“Sixth Rockwell Note”). The non-interest bearing Note with a maturity date of April 14, 2018, is convertible at 50% of the lowest traded price over the ten (10) trading days preceding the conversion notice. On May 30, 2017, a total of $5,000 of principal was converted into 392,157 shares of common stock.	5,000	10,000

On March 12, 2016, we entered into a Convertible Debenture with Sign and Drive Motors Inc. (“Third Sign and Drive Note”). The non-interest bearing Note with a maturity date of March 12, 2018, is convertible at 50% of the lowest traded price over the 10 preceding trading days.	2,000	2,000

On March 4, 2016, we entered into a Convertible Debenture with Sign and Drive Motors Inc. (“Second Sign and Drive Note”). The non-interest bearing Note with a maturity date of March 4, 2018, is convertible at 50% of the lowest traded price over the 10 preceding trading days.	7,000	7,000

On February 12, 2016, we entered into a Convertible Debenture with ValueCorp Trading Co (“Fourth ValueCorp Note”). The Note bears interest at 10%, with a maturity date of February 12, 2017, and is convertible at the lesser of a) $2.55 per share or b) 50% of the closing bid price at the time of conversion.	2,500	2,500

On February 12, 2016, we entered into a Convertible Debenture with Blackbridge Capital, LLC (“First Blackbridge Note”) who purchased and was assigned a $1,000 of debt from the First ODM Note. The Note bears interest at 10%, with a maturity date of February 12, 2017, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share. The note is currently in default.	1,000	1,000

On February 12, 2016, we entered into a Convertible Debenture with BB Winks, LLC (“Third BB Winks Note”). The Note bears interest at 10%, with a maturity date of February 12, 2017, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share.	2,500	2,500

On January 7, 2016, we entered into a Convertible Debenture with an individual investor (“First Barker Note”). The Note bears interest at 10%, with a maturity date of January 7, 2018, is convertible at 50% of the lowest traded price over the ten (10) trading days preceding the conversion notice.	15,000	15,000

On December 15, 2015, we entered into a Convertible Debenture with TB Financial, LLC (“First TB Note”). The Note bears interest at 8%, with a maturity date of December 15, 2019, is convertible at 50% of the lowest traded price over the ten (10) trading days preceding the conversion notice. The note is currently in default.	5,000	5,000

On December 13, 2015, we entered into a Convertible Debenture with an individual investor (“Second Odom Note”). The Note bears interest at 10%, with a maturity date of December 13, 2016, is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice. On April 1, 2017, a total of $19,756, consisting of $17,500 of principal and $2,256 of interest, was converted into 774,727 shares of common stock.	-	17,500

On December 9, 2015, we entered into a Convertible Debenture with an individual investor (“First Odom Note”). The Note bears interest at 10%, with a maturity date of December 9, 2016, is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice. On April 1, 2017, a total of $14,111, consisting of $12,500 of principal and $1,611 of interest, was converted into 553,373 shares of common stock.	-	12,500

On December 2, 2015, we entered into a Convertible Debenture with ValueCorp Trading Co (“Third ValueCorp Note”). The Note bears interest at 10%, with a maturity date of December 2, 2016, and is convertible at the lesser of a) $2.55 per share or b) 50% of the closing bid price at the time of conversion. The note is currently in default.	12,500	12,500

On November 13, 2015, we entered into a Convertible Debenture with LOMA Management Partners (“Third LOMA Note”). The Note bears interest at 10%, with a maturity date of November 13, 2016, and is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice. On April 1, 2017, a total of $18,500, consisting of $15,000 of principal and $3,500 of interest, was converted into 483,660 shares of common stock.	-	30,000

On November 4, 2015, we entered into a Convertible Debenture with BB Winks, LLC (“Second BB Winks Note”). The Note bears interest at 10%, with a maturity date of November 4, 2016, and is convertible at the lesser of a) $2.55 per share or b) 50% of the current bid price at the time of conversion, but not less than $0.0255 per share. The note is currently in default.	5,000	5,000

On October 20, 2015, we entered into a Convertible Debenture with BB Winks, LLC (“First BB Winks Note”). The Note bears interest at 10%, with a maturity date of October 20, 2016, and is convertible at the lesser of a) $2.55 per share or b) 50% of the current bid price at the time of conversion, but not less than $0.0255 per share. The note is currently in default.	-	15,000

On October 14, 2015, we entered into a Convertible Debenture with Post Oak, LLC (“Second Post Oak Note”). The Note bears interest at 8%, with a maturity date of October 14, 2019, and is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice. The note is currently in default. On April 23, 2017, a total of $15,000 of principal was converted into 1,176,471 shares of common stock.	30,000	45,000

On October 10, 2015, we entered into a Convertible Debenture with Carriage Consulting Group (“First CCG Note”). The Note bears interest at 10%, with a maturity date of October 10, 2016, and is convertible at the lesser of a) $2.55 per share or b) 50% of the closing bid price at the time of conversion.	-	30,000

On September 14, 2015, we entered into a Convertible Debenture with ValueCorp Trading Co (“Second ValueCorp Note”). The Note bears interest at 10%, with a maturity date of September 15, 2016, and is convertible at the lesser of a) $2.55 per share or b) 50% of the closing bid price at the time of conversion. The note is currently in default.	-	8,000

On September 3, 2015, we entered into a Convertible Debenture with Post Oak, LLC (“Second Post Oak Note”). The Note bears interest at 8%, with a maturity date of September 3, 2019, and is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice. The note is currently in default.	250,000	250,000

On July 17, 2015, we entered into a Convertible Debenture with an individual investor (“Second Fischer Note”). The Note bears interest at 10%, with a maturity date of July 17, 2016, is convertible at 50% of the lowest bid price on the date immediately preceding the conversion notice. The note is currently in default.	-	2,500

On July 15, 2015, we entered into a Convertible Debenture with an individual investor (“First Fischer Note”). The Note bears interest at 10%, with a maturity date of July 15, 2016, is convertible at 50% of the lowest bid price on the date immediately preceding the conversion notice. The note is currently in default.	-	2,500

On June 30, 2015, we entered into a Convertible Debenture with an individual investor (“Second Roth Note”). The Note bears interest at 10%, with a maturity date of June 30, 2016, is convertible at 50% of the lowest bid price on the date immediately preceding the conversion notice. The note is currently in default.	-	5,000

On June 29, 2015, we entered into a Convertible Debenture with Strategic Tactical Asset Trading, LLC (“First STAT Note”). On February 9, 2016, the lender converted $250 principal for 98,039 shares of common stock. The Note bears interest at 10%, with a maturity date of June 29, 2016, and is convertible at 50% of the lowest bid price on the date immediately preceding the conversion notice. The note is currently in default.	4,750	4,750

On May 22, 2015, we entered into a Convertible Debenture with Ray Ciarello (“First Ciarello Note”). The Note bears interest at 8%, with a maturity date of May 22, 2016, and is convertible at the lesser of $2.55 or 50% of the lowest market value over the 25 trading days immediately preceding the conversion notice. The note is currently in default. On April 7, 2017, a total of $5,600, consisting of $5,000 of principal and $600 of interest, was converted into 439,216 shares of common stock.	2,500	7,500

On May 22, 2015, we entered into a Convertible Debenture with Nick Wallace (“First Wallace Note”). On February 22, 2017, the lender assigned, and $8,300, consisting of $7,500 principal and $800 of interest, was converted for 325,490 shares of common stock. The Note carried interest at 8%, with a maturity date of May 22, 2016, and was convertible at the lesser of $2.55 or 50% of the lowest market value over the 25 trading days immediately preceding the conversion notice.	-	7,500

On May 5, 2015, we entered into a Convertible Debenture with LOMA Management Partners (“Second LOMA Note”). The Note bears interest at 8%, with a maturity date of November 5, 2019, and is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice. The note is currently in default.	20,000	20,000

On April 27, 2015, we entered into a Convertible Debenture with an individual investor (“First Sign & Drive Note”). The Note bears interest at 10%, with a maturity date of April 27, 2016, is convertible at 50% of the lowest bid price on the date immediately preceding the conversion notice.	-	15,000

On April 27, 2015, we entered into a Convertible Debenture with an individual investor (“First Goodkin Note”). The Note bears interest at 10%, with a maturity date of April 27, 2016, is convertible at 50% of the lowest bid price on the date immediately preceding the conversion notice. A total of $5,000 was repaid on September 25, 2016 in cash.	-	10,000

On April 8, 2015, we entered into a Convertible Debenture with an individual investor (“First Roth Note”). The Note bears interest at 10%, with a maturity date of April 8, 2016, is convertible at 50% of the lowest bid price on the date immediately preceding the conversion notice. On February 9, 2016, the lender converted $250 principal for 98,039 shares of common stock. The note is currently in default.	2,250	2,250

On March 20, 2015, we entered into a Convertible Debenture with an individual investor (“Second Rosenthal Note”). The Note bears interest at 10%, with a maturity date of March 20, 2016, is convertible at 50% of the lowest bid price on the date immediately preceding the conversion notice.	8,500	8,500

On March 6, 2015, we entered into a Convertible Debenture with MVD Group, LLC (“First MVD Note”). The Note bears interest at 12%, with a maturity date of March 6, 2016, and is convertible at the greater of a) $0.0255 per share or b) 50% of the lowest bid price over the ten (10) days immediately preceding the conversion notice. The note is currently in default.	21,000	21,000

On February 23, 2015, we entered into a Convertible Debenture with an individual investor (“First Rosenthal Note”). The Note bears interest at 10%, with a maturity date of February 23, 2016, is convertible at 50% of the lowest bid price on the date immediately preceding the conversion notice. On April 3, 2017, a total of $14,589, consisting of $12,500 of principal and $2,089 of interest, was converted into 346,735 shares of common stock in full satisfaction of the debt.	-	12,500

On January 26, 2015, we entered into an Amended and Restated Convertible Debenture with Plus Odds, Inc. to amend and restate the convertible debenture issued to Plus Odds, Inc. (“First Plus Odds Note”), pursuant to which a total of 280,850,000 shares of common stock previously held by First Plus Odds and its affiliates were cancelled and returned to treasury in exchange for the convertible promissory note bearing interest at 3% per annum. The Note has a maturity date of January 31, 2016, and is convertible at the greater of (i) an amount equal to the volume weighted average price (the “VWAP”) of the closing bid price on the trading day immediately preceding the conversion notice (up to $50K convertible per day, providing the VWAP was not below $0.50 per share) or (ii) fifty cents ($0.50) per share. On March 23, 2017, the Company and the holder agreed to amend the note to extend the maturity date to January 15, 2018, increased the interest rate to 8%, payable quarterly, and revised the conversion terms to enable the holder to convert up to $25,000 at a time at a conversion rate equal to 50% of the lowest closing traded price over the preceding 15 days from the conversion notice. The Note was sold and assigned to GPL Ventures, LLC. Note was exchanged for a new note on April 12, 2017 (“First GPL Note”), with a maturity date of April 12, 2018, bearing interest at 8% and convertible at 50% of the lowest traded price over the 20 trading days preceding notice of conversion. Between May 12, 2017 and July 5, 2017, a total of $125,000 of principal was converted into a total of 9,803,922 shares of common stock.
	140,000	265,000

On December 10, 2013, we entered into a Consolidated Convertible Note Agreement with Don Morrison (“First Morrison Note”), pursuant to which we settled $9,364 of outstanding accounts payable owed to Mr. Morrison in exchange for a convertible promissory note bearing interest at 10% per annum. The Note had a maturity date of January 10, 2015, and is convertible at the lesser of (i) $0.00255 per share or (ii) fifty percent (50%) of the average closing bid price for the Company’s common stock over the ten (10) trading days immediately preceding (a) the Holder’s receipt of shares pursuant to such Conversion or payment, or (b) Notice of such Conversion. The Note can be prepaid by us at a 150% premium after one year from the origination date of the note with a thirty (30) day written notice. The note holder sold and assigned the note to a third party (“First ODM Note”) who subsequently converted a total of $6,128 in exchange for an aggregate of 289,264,500 shares on various dates between March 10, 2015 and May 22, 2016. In addition, another $1,000 of principal was sold and assigned to a third party (Blackbridge Note #1) on February 12, 2016. Currently in default.
	2,236	2,236

Total convertible notes payable	912,136	948,486
Less: unamortized debt discounts	(67,517)	(62,115)
Convertible notes payable, net of discounts	$844,619	$886,371

In accordance with ASC 470-20 Debt with Conversion and Other Options, the Company recorded total discounts of $115,531 and $251,177 for the variable conversion features of the convertible debts incurred during the years ended December 31, 2017 and 2016, respectively. The discounts are being amortized to interest expense over the term of the debentures using the effective interest method. The Company recorded $110,129 and $252,035 of interest expense pursuant to the amortization of the note discounts during the years ended December 31, 2017 and 2016, respectively.

The shares of common stock issuable upon conversion of the Notes listed above will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The terms of each convertible note placed a “maximum share amount” on the note holder that can be owned as a result of the conversions to common stock by the note holder of 4.99% of the issued and outstanding shares of the Company.

In accordance with ASC 815-15, the Company determined that the variable conversion feature and shares to be issued represented embedded derivative features, and these are shown as derivative liabilities on the balance sheet. The Company calculated the fair value of the compound embedded derivatives associated with the convertible debentures utilizing a lattice model.

The Company recognized interest expense for the years ended December 31, 2017 and 2016, respectively, as follows:

	December 31, 2017	December 31, 2016

Interest on convertible notes	$83,619	$87,226
Finance costs, assumed convertible debt	-	170,687
Amortization of debt discounts	110,129	252,035
Total interest expense	$193,748	$509,948

During the year ended December 31, 2017, five note holders agreed to forgive $21,750 in convertible notes payable and $1,688 of related accrued interest. The total of value of the notes payable and related accrued interest of $23,438 was recorded as a gain by the Company for the year ended December 31, 2017.

Note 8 – Officer Loan

Officer loan consists of the following at December 31, 2017 and 2016, respectively:

	December 31, 2017	December 31, 2016
On April 27, 2017, the Company received a non-cash, unsecured, loan of $9,000 from the Company’s officer via a personal settlement payment on the Company’s behalf. The non-interest bearing loan is due on demand.	$9,000	$-

Note 9 – Derivative Liabilities

As discussed in Note 7 under Convertible Notes Payable, the Company issued debts that consist of the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable could exceed the Company’s authorized share limit, the equity environment is tainted and all additional convertible debentures and warrants are included in the value of the derivative. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion option and warrants and shares to be issued were recorded as derivative liabilities on the issuance date.

The fair values of the Company’s derivative liabilities were estimated at the issuance date and are revalued at each subsequent reporting date, using a lattice model. The Company recognized current derivative liabilities of $837,272 and $249,800 at December 31, 2017 and 2016, respectively. The change in fair value of the derivative liabilities resulted in a loss of $533,566 and a gain of $209,275 for the years ended December 31, 2017 and 2016, respectively, which has been reported within other expense in the statements of operations.

The following is a summary of changes in the fair market value of the derivative liability during the years ended December 31, 2017 and 2016, respectively:

Derivative Liability Total
Balance, December 31, 2015	$488,185
Increase due to issuances of convertible notes payable	494,703
Change in fair market value of derivative liabilities adjustment	(452,801)
Debt conversions	(280,287)
Balance, December 31, 2016	$249,800
Increase due to issuances of convertible notes payable	151,616
Change in fair market value of derivative liabilities adjustment	497,481
Debt conversions	(61,625)
Balance, December 31, 2017	$837,272

Key inputs and  assumptions  used  to  value  the  convertible  debentures  issued  during  the  years  ended December 31, 2017 and 2016:

-          Stock price ranging from $0.0001 to $0.0000271 during these periods would fluctuate with projected volatility.
-          The notes convert with variable conversion prices and fixed conversion prices (tainted notes).
-          An event of default would occur -0-% of the time, increasing 1% per month to a maximum of 20%.
-          The projected annual volatility curve for each valuation period was based on the historical annual volatility of the company in the range of 180.5% - 592.5%.
-          The Company would redeem the notes -0-% of the time, increasing 1% per month to a maximum of 5%.
-          All notes are assumed to be extended at maturity by 3 months – the time required to convert out this volume of stock.
-          The holders of the securities would automatically convert midway through to maturity on a monthly basis based on ownership and trading volume limitations.
-          A change of control and fundamental transaction would occur initially -0-% of the time and increase monthly by -0-% to a maximum of -0-%.

Note 10 – Changes in Stockholders’ Equity (Deficit)

Stock Split and Amendment to Articles of Incorporation
On September 6, 2016, the Company amended its Articles of Incorporation to change the Par Value of its Common and Preferred Stock from $0.00001 to $0.001 per share, and amend its authorized capital stock to consist of (i) 480 million shares of common stock, $0.001 par value, and (ii) 20 million shares of preferred stock, $0.001 par value, designated as Series A and Series E preferred stock.

On September 12, 2017, a reverse stock split of 1:255 of common stock became effective. All disclosures, herein, have been restated to present the adjusted effects of the stock split.

Convertible Series B Preferred Stock
On August 16, 2016, the Company designated 100,000 shares of its 50,000,000 authorized shares of Preferred Stock as Convertible Series B Preferred Stock (“Series B”) with a $5.00 par value.

Series A & E Preferred Stock
Pursuant to an amendment to the Company’s Articles of Incorporation on September 6, 2017, the Company has 20,000,000 authorized shares of Preferred Stock, of which 1,000,000 shares of $0.001 par value Series E Preferred Stock (“Series E”) have been designated and issued. The Series E ranks subordinate and junior to all of the Corporation’s common stock, carries no dividends, has no liquidation participation rights and are not redeemable. The collective outstanding shares of Series E Preferred Stock are entitled to twice the number of votes of all outstanding shares of capital stock such that the holders of outstanding shares of Series E shares shall always constitute sixty-six and two thirds (66 2/3rds) of the voting rights of the Corporation. The holders of shares of Common Stock and Series E Preferred Stock shall vote together and not as separate classes.

On March 6, 2015, the Company issued 1,000,000 shares of Series E Preferred Stock to Alonzo Pierce, the Company’s President and Chairman of the Board for services provided.

Common Stock
Pursuant to an amendment to the Company’s Articles of Incorporation on September 6, 2017, the Company has 480,000,000 authorized shares of $0.001 par value Common Stock.

Common Stock Issuances for Debt Conversions (2017)
On July 5, 2017, the Company issued 2,352,941 shares of common stock pursuant to the debt conversion of $30,000 of principal on the First GPL Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

During the three months ended June 30, 2017, the Company issued a total of 11,617,319 shares of common stock pursuant to the conversion of an aggregate $187,555 of debt conversions, consisting of $177,500 of principal and $10,055 of interest. The notes were converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

During the three months ended March 31, 2017, the Company issued a total of 5,152,864 shares of common stock pursuant to the conversion of an aggregate $133,313 of debt conversions, consisting of $110,500 of principal and $22,813 of interest. The notes were converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

Common Stock Issuances for Debt Conversions (2016)
During the three months ended September 30, 2016, the Company issued a total of 2,156,862 shares of common stock pursuant to the conversion of an aggregate $80,000 of principal debt conversions. The notes were converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

During the three months ended June 30, 2016, the Company issued a total of 3,365,637 shares of common stock pursuant to the conversion of an aggregate $85,455 of debt conversions, consisting of $84,188 of principal and $1,267 of interest. The notes were converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

During the three months ended March 31, 2016, the Company issued a total of 1,411,765 million shares of common stock pursuant to the conversion of an aggregate $105,550 of debt conversions, consisting of $87,500 of principal and
$18,050 of interest. The notes were converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

Common Stock Issuances for Services (2017)
In February 2017 and June 2017, the Company granted 514,413 shares of common stock to consultants for services rendered. The fair value of the common stock was $98,200 based on the closing price of the Company’s common stock on the date of grant.

Common Stock Issuances for Services (2016)
On March 3, 2016, the Company issued a total of 78,431 shares of common stock among two service providers for services rendered. The aggregate fair value of the common stock was $12,000 based on the closing price of the Company’s common stock on the date of grant.

On March 1, 2016, the Company issued 98,039 shares of common stock to a service provider for services rendered. The fair value of the common stock was $12,500 based on the closing price of the Company’s common stock on the date of grant.

On February 9, 2016, the Company issued a total of 23,530 shares of common stock among two service providers for services rendered. The aggregate fair value of the common stock was $22,800 based on the closing price of the Company’s common stock on the date of grant.

On February 8, 2016, the Company issued a total of 152,941 shares of common stock among two service providers for services rendered. The aggregate fair value of the common stock was $195,000 based on the closing price of the Company’s common stock on the date of grant.

Common Stock Issuances on Subscriptions Payable (2017)
On November 3, 2017, the Company issued 4,706 shares of common stock previously purchased by an investor on March 2, 2015 for $12,000.

On November 3, 2017, the Company issued 29,412 shares of common stock previously purchased by an investor on March 23, 2016 for $7,500.

On June 21, 2017, the Company issued 392,157 shares of common stock previously purchased by an investor on April 30, 2015 for $961,967.

Common Stock Issuances on Subscriptions Payable (2016)
On March 23, 2016, the Company received $7,500 from an accredited investor for the sale of 29,412 shares of the Company’s common stock. The shares have not yet been issued as of December 31, 2016. A total of 484,637 shares, including this transaction, have not yet been issued on prior commitments as of December 31, 2016.

Common Stock Cancellations (2017)
On February 23, 2017, the Company cancelled a total of 196,078 shares of common stock previously issued for non- performance of services.

On February 10, 2017, the Company cancelled 196,078 shares of common stock previously issued for non- performance of services.

Common Stock Cancellations (2016)
On July 12, 2016, the Company cancelled a total of 380,393 shares of common stock previously issued to Top Shelf Brands Holdings on November 23, 2015. Alonzo Pierce, the Company’s President and Chairman of the Board, is also affiliated with Top Shelf Brands Holdings.

On July 12, 2016, the Company cancelled 5,882 shares of common stock issued to a service provider in a prior year.

On February 17, 2016, the Company issued 274,510 shares of common stock in error. The shares were subsequently returned and cancelled on April 6, 2017.

Contributed Capital (2017)
On September 28, 2017, the Company received $9,000 of contributed capital from an existing shareholder.

Note 11 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the years ended December 31, 2017 and 2016, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31,  2017  and  2016,  the  Company  had approximately $1,985,000 and $1,485,000 of federal net operating losses, respectively. The historical federal net operating loss was lost upon the subsequent merger and dissolution of FIMA, Inc. The net operating loss carry forwards, if not utilized, will begin to expire in 2034.

The components of the Company’s deferred tax asset are as follows:

	December 31, 2017	December 31, 2016
Deferred tax assets:
Net operating loss carry forwards	$694,750	$519,000

Net deferred tax assets before valuation allowance	$694,750	$519,000
Less: Valuation allowance	(694,750)	(519,000)
Net deferred tax assets	$-	$-

Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2017 and 2016, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and state statutory income tax rate to pre-tax loss is as follows:

	December 31,	December 31,
	2017	2016

Federal and state statutory rate	35%	35%
Change in valuation allowance on deferred tax assets	(35%)	(35%)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 12 – Commitments and Contingencies

Legal Proceedings
The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business. Management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

Settlement Agreement
In April of 2017, the Company entered into a settlement agreement with regard to disputed compensation owed to a former employee. Pursuant to the settlement agreement, the Company is to pay a total of $72,000 over eight (8) monthly payments of $9,000 commencing on April 28, 2017. The Company President made a payment of $9,000 on April 27, 2017, this amount is included in loan payable related party as of December 31, 2017. During 2017, seven (7) of the payments were missed and the Company accrued an additional $3,500 of late fee penalties in accordance with the agreement. The late fee penalties and settlement liability are included in accrued expenses as of December 31, 2017.

Note 13 – Subsequent Events

Common Stock Issuances for Services, Related Party
On March 22, 2018, the Company granted 50,000,000 shares of common stock to Mr. Alonzo Pierce for services rendered. The fair value of the common stock was $352,000 based on the closing price of the Company’s common stock on the date of grant.

Common Stock Issuances for Debt Conversions
On January 13, 2018, the Company issued 2,950,000 shares of common stock pursuant to the conversion of $5,900 of principal on the Second Post Oak Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On January 12, 2018, the Company issued 2,875,000 shares of common stock pursuant to the conversion of $5,750 of principal on the First Boehmer Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

INTERNATIONAL SPIRITS & BEVERAGE GROUP, INC.
(Formerly FIMA, INC.) (A Nevada Corporation)

FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2018 and 2017

INTERNATIONAL SPIRIT & BEVERAGE GROUP, INC. (Formerly Fima, Inc.)
Balance Sheets
(Unaudited)

	March 31,	December 31,
	2018	2017
ASSETS

Current assets:
Cash	$15,579	$-
Inventory	31,338	31,338
Prepaid expense	-	-
Total current assets	46,917	31,338

Property and equipment, net	3,933	4,390

Total assets	$50,850	$35,728

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Cash in excess of available funds	$-	$254
Accounts payable	73,478	76,653
Accrued expenses	181,353	149,181
Settlement liability	66,500	66,500
Deferred revenues	60,000	60,000
Convertible notes payable, net of discount	854,792	844,619
Officer loan	4,090	9,000
Derivative liability	1,254,567	837,272
Total current liabilities	2,494,780	2,043,479

Stockholders' equity (deficit):

Convertible series A preferred stock, $0.001 par value, no shares authorized, no shares issued and outstanding	-	-
Convertible series B preferred stock, $0.001 par value, 100,000 shares authorized, no shares issued and outstanding	-	-
Series E preferred stock, $0.001 par value, 1,000,000 shares authorized, 1,000,000 shares issued and outstanding	1,000	1,000
Common stock, $0.001 par value, 480,000,000 shares authorized, 42,316,694 and 28,991,694 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	42,317	28,992
Additional paid-in capital	4,507,496	4,475,626
Subscriptions payable, consisting of 4,446,238 and 565,421 shares at March 31, 2018 and December 31, 2017, respectively	652,350	601,400
Accumulated deficit	(7,647,093)	(7,114,769)
Total stockholders' equity (deficit)	(2,443,930)	(2,007,751)

Total liabilities and stockholders' equity (deficit)	$50,850	$35,728

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL SPIRIT & BEVERAGE GROUP, INC. (Formerly Fima, Inc.)
Statements of Operations
(Unaudited)

	For the Three
	Months Ended
	March 31,
	2018	2017

Revenue	$-	$3,600
Cost of Goods Sold	-	1,796
Gross profit	-	1,804

Operating expenses:
General and administrative	34,414	61,268
Compensation	-	36,941
Professional fees	18,759	94,305
Depreciation	457	457
Total operating expenses	53,630	192,971

Net operating loss	(53,630)	(191,167)

Other income (expense):
Interest expense	(42,819)	(43,514)
Change in derivative liabilities	(448,945)	(414,646)
Other Income	13,070	-
Total other income (expenses)	(478,694)	(458,160)

Net Loss	$(532,324)	$(649,327)

Weighted average number of common shares outstanding - basic and fully diluted	32,324,750	12,258,788

Net loss per share - basic and fully diluted	$(0.02)	$(0.05)

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL SPIRIT & BEVERAGE GROUP, INC. (Formerly Fima, Inc.)
Statements of Cash Flows
(Unaudited)

	For the Three
	Months Ended
	March 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(532,324)	$(649,327)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	457	457
Amortization of debt discounts	22,968	17,434
Revaluation of derivative liabilities	448,945	414,646
Stock based compensation	-	88,000
(Decrease) increase in assets:
Accounts receivable	-	3,600
Inventory	-	(35,070)
Prepaid expenses	-	(8,238)
Increase (decrease) in liabilities:
Checks drawn in excess of available funds	(254)	-
Accounts payable and accrued liabilities	29,747	8,717
Net cash used in operating activities	$(30,461)	$(159,781)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from officer loans	4,740	-
Repayments of officer loans	(9,650)	-
Proceeds from convertible notes payable	-	163,267
Proceeds from the sale of common stock subscriptions payable	50,950	1,402
Net cash provided by financing activities	$46,040	$164,669

NET CHANGE IN CASH	15,579	4,888
CASH AT BEGINNING OF PERIOD	-	5,529

CASH AT END OF PERIOD	$15,579	$10,417

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Settlement of derivative liability	$31,650	$-
Value of shares issued for conversion of debt	$13,545	$133,312

The accompanying notes are an integral part of these financial statements.

International Spirits & Beverage Group, Inc.
(Formerly FIMA, Inc.)
Notes to Financial Statements

Note 1 – Basis of Presentation and Significant Accounting Policies

Business
International Spirits & Beverage Group, Inc. (“ISBG”) was formed under the laws of the State of Texas on September 12, 2014. In March 2015, ISBG merged with and into FIMA, Inc., a Nevada corporation, with FIMA, Inc. being the surviving entity. FIMA, Inc. then changed its corporate name to International Spirits and Beverage Group, Inc., and remains a Nevada corporation. (Formerly FIMA Development Incorporated, which was formed under the laws of the State of Nevada on September 18, 2006). On May 9, 2007 FIMA Development Incorporated entered into a “Share Exchange Agreement” with Fishing Buddy Inc. (FBI), another Nevada corporation. FIMA Development Incorporated agreed to sell all their shares to FBI in exchange for Nineteen Million Five Hundred Thousand (19,500,000) shares of FBI common stock. FBI, after acquiring the stock of FIMA Development Incorporated, then filed a Corporate Resolution and Certificate of Amendment with the State of Nevada on May 10, 2007 to change the Corporation’s name to FIMA, Inc. (the “Company” or “FIMA”). FIMA’s primary business was that of real estate development and acquisition, with a focus on resort regions in Central America and Mexico.

Basis of Presentation
Our consolidated financial statements are prepared using the accrual method of accounting as generally accepted in the United States of America (U.S. GAAP) and the rules of the Securities and Exchange Commission (SEC).

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company maintains cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Inventories
Inventories are stated at the lower of cost or market value, using the first-in, first-out convention. Inventories consist of raw materials and finished goods. As of March 31, 2018 and December 31, 2017, the Company had inventories of $31,338.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Equipment held under capital leases are stated at the present value of minimum lease payments less accumulated amortization.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

International Spirits & Beverage Group, Inc.
(Formerly FIMA, Inc.)
Notes to Financial Statements

Revenue Recognition
Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable, and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. Amounts billed in advance of the period in which service is rendered are recorded as a liability under “Deferred revenues”.

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred. These expenses were $2,330 and $22,715 for the three months ended March 31, 2018 and 2017.

Stock-Based Compensation
Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company’s stock-based compensation expense was $0 and $88,000 for the three months ended March 31, 2018 and 2017, respectively.

Common Stock Split
On September 12, 2017 the company declared a reverse split of its common stock. The formula provided that every two hundred and fifty-five (255) issued and outstanding shares of common stock of the Corporation be automatically split into one (1) share of common stock. Except as otherwise noted, all share, option and warrant numbers have been restated to give retroactive effect to this split. All per share disclosures retroactively reflect post-split shares.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions
In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

International Spirits & Beverage Group, Inc.
(Formerly FIMA, Inc.)
Notes to Financial Statements

Recent Accounting Pronouncements
In May 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting. ASU 2017-09, which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. Per ASU 2017-9, an entity should account for the effects of a modification unless all the following are met: (1) the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification, (2) the vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified, and (3) the classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The current disclosure requirements in Topic 718 apply regardless of whether an entity is required to apply modification accounting under the amendments in ASU 2017-9. ASU 2017-9 is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for (1) public business entities for reporting periods for which financial statements have not yet been issued and (2) all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this ASU should be applied prospectively to an award modified on or after the adoption date. The adoption of ASU 2017-9 is not expected to have a material impact on the Company’s financial statements or related disclosures.

No other new accounting pronouncements, issued or effective during the periods ended March 31, 2018 and December 31, 2017, have had or are expected to have a significant impact on the Company’s financial statements.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has insufficient cash on hand, a working capital deficit of $2,447,863 and incurred net losses from operations resulting in an accumulated deficit of $7,647,093 and used $30,461 of cash from operations during the three months ended March 31, 2018. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Parties

Settlement Agreement
In April of 2017, the Company entered into a settlement agreement with regard to disputed compensation owed to a former employee. Pursuant to the settlement agreement, the Company is to pay a total of $72,000 over eight monthly payments of $9,000 commencing on April 28, 2017. The Company President made a payment of $9,000 on April 27, 2017, this amount is included in loan payable related party as of December 31, 2017.  During the three months ended March 31, 2018, the Company made payments to the President in the net amount of $9,650 on this loan; at March 31, 2018, the amount of $4,090 remains under this loan.  During 2017, seven of the payments were missed and the Company accrued an additional $3,500 of late fee penalties in accordance with the agreement. The late fee penalties and settlement liability are included in accrued expenses as of March 31, 2018 and December 31, 2017.

International Spirits & Beverage Group, Inc.
(Formerly FIMA, Inc.)
Notes to Financial Statements

Note 4 – Property and Equipment

Property and equipment, net consist of the following:

	March 31,	December 31,
	2018	2017
Furniture and Equipment, 5-year useful life	$9,149	$9,149
	9,149	9,149
Less accumulated depreciation	5,216	4,759
Total interest expense	$3,933	$4,390

Depreciation expense was $457 for the three months ended March 31, 2018 and 2017.

Note 5 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of March 31, 2018 and December 31, 2017, respectively:

	Fair Value Measurements at March 31, 2018
	Level 1	Level 2	Level 3
Assets
Cash	$15,579	$-	$-
Total assets	-	-	-
Liabilities
Cash in excess of available funds	-	-	-
Convertible note payable, net of discounts	-	854,792	-
Officer loan	-	4,090	-
Derivative liability	-	-	1,254,567
Total liabilities	-	858,882	1,254,567
	$-	$(858,882)	$(1,254,567)

International Spirits & Beverage Group, Inc.
(Formerly FIMA, Inc.)
Notes to Financial Statements

	Fair Value Measurements at December 31, 2017
	Level 1	Level 2	Level 3
Assets
Cash	$-	$-	$-
Total assets	-	-	-
Liabilities
Cash in excess of available funds	254	-	-
Convertible note payable, net of discounts	-	844,619	-
Officer loan	-	9,000	-
Derivative liability	-	-	837,272
Total liabilities	-	853,619	837,272
	$(254)	$(853,619)	$(837,272)

The fair values of our related party debts are deemed to approximate book value and are considered Level 2 inputs as defined by ASC Topic 820-10-35.

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the three months ended March 31, 2018 and the year ended December 31, 2017.

Note 6 – Deferred Revenues

Product sales are generally recognized upon shipment of product. However, the Company defers recognition of revenues from sales to stocking distributors until such distributors resell the related products to their customers. The Company has deferred recognition of revenues amounting to $60,000 as of March 31, 2018 and December 31, 2017.

Note 7 – Convertible Notes Payable

Convertible notes payable, as retroactively adjusted for the 1:255 stock split effective September 12, 2017, consist of the following at March 31, 2018 and December 31, 2017, respectively:

	March 31,	December 31,
	2018	2017
On October 27, 2017, we entered into a Convertible Debenture with an individual investor (“Seventh Goodkin Note”). The Note bears interest at 10%, with a maturity date of Oct. 27, 2018, is convertible at the greater of a) 60% of the closing traded price upon notice of conversion $0.001 per share.	$10,000	$10,000

On October 6, 2017, we entered into a Convertible Debenture with an individual investor (“Thirteenth Post Oak Note”). The Note bears interest at 10%, with a maturity date of October 16, 2018, is convertible at the greater of a) 60% of the losing traded price upon the notice of conversion, or b) $0.001 per share. The interest rate increases to 18% on default.	7,000	7,000

On September 20, 2017, we entered into a Convertible Debenture with an individual investor (“First Graham Note”). The Note bears interest at 10%, with a maturity date of September 20, 2018, is convertible at the greater of a) 60% of the closing traded price upon the notice of conversion, or b) $0.001 per share. The interest rate increases to 18% on default.	2,400	2,400

International Spirits & Beverage Group, Inc.
(Formerly FIMA, Inc.)
Notes to Financial Statements

On September 13, 2017, we entered into a Convertible Debenture with Post Oak, LLC (“Twelfth Post Oak Note”). The Note bears interest at 10%, with a maturity date of September 13, 2018, and is convertible at 60% of the lowest per share market value over the twenty (20) trading days preceding the conversion notice.	8,000	8,000

On August 7, 2017, we entered into a Convertible Debenture with an individual investor (“Sixth Goodkin Note”). The Note bears interest at 10%, with a maturity date of August 7, 2018, is convertible at $0.03 per share.	10,000	10,000

On July 14, 2017, we entered into a Convertible Debenture with an individual investor (“Fifth Goodkin Note”). The Note bears interest at 10%, with a maturity date of July 14, 2018, is convertible at $0.03 per share.	7,500	7,500

On May 30, 2017, we entered into a Convertible Debenture with GPL Ventures, LLC (“Second GPL Note”). The Note bears interest at 5%, with a maturity date of May 30, 2018, and is convertible at the greater of a) 50% of the lowest traded price over the twenty (20) trading days preceding the conversion notice, or b) $0.03 per share. The note carries liquidated damages of $500 per day in the event of default.	50,000	50,000

On May 1, 2017, we entered into a Convertible Debenture with Post Oak, LLC (“Tenth Post Oak Note”). The Note bears interest at 10%, with a maturity date of May 1, 2018, and is convertible at 50% of the lowest per share market value over the fifteen (15) trading days preceding the conversion notice.	10,000	10,000

On April 29, 2017, we entered into a Convertible Debenture with Christopher Babinski (“First Babinski Note”). The Note bears interest at 10%, with a maturity date of April 29, 2018, and is convertible at 50% of the current trading bid price on the date of the conversion notice, not to exceed $2.55 per share.	15,000	15,000

On April 20, 2017, we entered into a Convertible Debenture with Post Oak, LLC (“Ninth Post Oak Note”). The Note bears interest at 10%, with a maturity date of April 20, 2018, and is convertible at 50% of the lowest per share market value over the fifteen (15) trading days preceding the conversion notice.	7,500	7,500

On April 7, 2017, we entered into a Convertible Debenture with Post Oak, LLC (“Seventh Post Oak Note”). The Note bears interest at 10%, with a maturity date of April 7, 2018, and is convertible at 50% of the lowest per share market value over the fifteen (15) trading days preceding the conversion notice.	7,500	7,500

On April 5, 2017, we entered into a Convertible Debenture with Post Oak, LLC (“Sixth Post Oak Note”). The Note bears interest at 10%, with a maturity date of April 5, 2018, and is convertible at 50% of the lowest per share market value over the fifteen (15) trading days preceding the conversion notice.	7,500	7,500

On March 27, 2017, we entered into a Convertible Debenture with Carriage Consulting Group (“Fifth CCG Note”). The Note bears interest at 10%, with a maturity date of March 27, 2018, and is convertible at the lesser of a) $2.55 per share or b) 50% of the current bid price at the time of conversion, but not less than $0.0255 per share.	7,500	7,500

On March 23, 2017, we entered into a Convertible Debenture with Carriage Consulting Group (“Fourth CCG Note”). The Note bears interest at 10%, with a maturity date of March 23, 2018, and is convertible at the lesser of a) $2.55 per share or b) 50% of the current bid price at the time of conversion, but not less than $0.0255 per share.	15,000	15,000

International Spirits & Beverage Group, Inc.
(Formerly FIMA, Inc.)
Notes to Financial Statements

On March 21, 2017, we entered into a Convertible Debenture with an individual investor (“Fourth Goodkin Note”). The Note bears interest at 8%, with a maturity date of March 21, 2018, is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice.	4,000	4,000

On March 20, 2017, we entered into a Convertible Debenture with Carriage Consulting Group (“Third CCG Note”). The Note bears interest at 10%, with a maturity date of March 20, 2018, and is convertible at the lesser of a) $2.55 per share or b) 50% of the current bid price at the time of conversion, but not less than $0.0255 per share.	5,000	5,000

On March 11, 2017, we entered into a Convertible Debenture with BB Winks, LLC (“Ninth BB Winks Note”). The Note bears interest at 10%, with a maturity date of March 11, 2018, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share.	5,000	5,000

On March 13, 2017, we entered into a Convertible Debenture with Post Oak, LLC (“Fifth Post Oak Note”). The Note bears interest at 10%, with a maturity date of March 13, 2018, and is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice.	20,000	20,000

On March 2, 2017, we entered into a Convertible Debenture with Carriage Consulting Group (“Second CCG Note”). The Note bears interest at 10%, with a maturity date of March 2, 2018, and is convertible at the lesser of a) $2.55 per share or b) 50% of the current bid price at the time of conversion, but not less than $0.0255 per share.	5,000	5,000

On February 28, 2017, we entered into a Convertible Debenture with an individual investor (“Third Pellicci Note”). The Note bears interest at 8%, with a maturity date of February 28, 2018, is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice.	5,000	5,000

On February 27, 2017, we entered into a Convertible Debenture with Post Oak LLC (“Fourth Post Oak Note”). The Note bears interest at 10%, with a maturity date of February 27, 2018, and is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice.	36,000	36,000

On February 23, 2017, we entered into a Convertible Debenture with BB Winks, LLC (“Eighth BB Winks Note”). The Note bears interest at 10%, with a maturity date of February 23, 2018, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share.	7,500	7,500

On February 16, 2017, we entered into a Convertible Debenture with Detres Entertainment (” First Detres Note”). The Note bears interest at 10%, with a maturity date of February 16, 2018, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share or more than $2.55 per share.	10,000	10,000

On February 13, 2017, we entered into a Convertible Debenture with Detres Entertainment (“Third Goodkin Note”). The Note bears interest at 10%, with a maturity date of February 13, 2018, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share or more than $2.55 per share. On March 9, 2018, principal in the amount of $7,500 was converted into 7,500,000 shares of common stock.	2,500	10,000

International Spirits & Beverage Group, Inc.
(Formerly FIMA, Inc.)
Notes to Financial Statements

On February 6, 2017, we entered into a Convertible Debenture with Post Oak, LLC (“Third Post Oak Note”). The Note bears interest at 10%, with a maturity date of February 6, 2018, and is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice.	7,500	7,500

On January 24, 2017, we entered into a Convertible Debenture with BB Winks, LLC (“Seventh BB Winks Note”). The Note bears interest at 10%, with a maturity date of January 24, 2018, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share.	5,000	5,000

On January 5, 2017, we entered into a Convertible Debenture with an individual investor (“First Boehmer Note”). The Note bears interest at 8%, with a maturity date of January 5, 2018, is convertible at 50% of the lowest traded Price over the ten (10) trading days preceding the conversion notice. On January 12, 2018 principal in the amount of $5,000 and accrued interest in the amount of $750 was converted into 2,875,000 shares of common stock.	-	5,000

On December 13, 2016, we entered into a Convertible Debenture with an individual investor (“Second Goodkin Note”). The Note bears interest at 8%, with a maturity date of December 13, 2017, is convertible at 50% of the lowest traded price over the ten (10) trading days preceding the conversion notice.	7,000	7,000

On July 20, 2016, we entered into a Convertible Debenture with LOMA Management Partners (“Fourth LOMA Note”). The Note bears interest at 10%, with a maturity date of July 20, 2017, and is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice.	12,500	12,500

On June 27, 2016, we entered into a Convertible Debenture with Far North Global, LLC (“First Global Note”). The Note bears interest at 8%, with a maturity date of April 14, 2017, and is convertible at 50% of the lowest traded price over the 10 trading days preceding the conversion notice.	16,000	16,000

On June 6, 2016, we entered into a Convertible Debenture with BB Winks, LLC (“Sixth BB Winks Note”). The Note bears interest at 10%, with a maturity date of June 6, 2017, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share.	3,000	3,000

On May 20, 2016, we entered into a Convertible Debenture with BB Winks, LLC (“Fifth BB Winks Note”). The Note bears interest at 10%, with a maturity date of May 20, 2017, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share.	2,500	2,500

On May 20, 2016, we entered into a Convertible Debenture with BB Winks, LLC (“Fourth BB Winks Note”). The Note bears interest at 10%, with a maturity date of May 20, 2017, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share.	20,000	20,000

International Spirits & Beverage Group, Inc.
(Formerly FIMA, Inc.)
Notes to Financial Statements

On May 20, 2016, we assumed a $29,000 Convertible Debenture from Top Shelf Brands Holdings Corporation as owed to Steve and Monica Mazzo (“First Mazzo Note”) that originated on October 20, 2014. The Note bears interest at 12%, with a maturity date of October 20, 2017, is convertible at the lesser of a) $0.0255 per share or b) 50% of the closing bid price over the ten (10) trading days preceding the conversion notice, but not less than $0.0255 per share. On May 20, 2016, a total of $14,500 of principal was converted into 568,628 shares of common stock.	14,500	14,500

On May 12, 2016, we entered into a Convertible Debenture with ValueCorp Trading Co (“Seventh ValueCorp Note”). The Note bears interest at 8%, with a maturity date of May 12, 2017, and is convertible at the lesser of a) $2.55 per share or b) 50% of the closing bid price at the time of conversion.	3,000	3,000

On May 9, 2016, we entered into a Convertible Debenture with ValueCorp Trading Co (“Sixth ValueCorp Note”). The Note bears interest at 8%, with a maturity date of May 9, 2017, and is convertible at 50% of the lowest traded price over the 10 trading days preceding the conversion notice.	2,000	2,000

On May 6, 2016, we entered into a Convertible Debenture with ValueCorp Trading Co (“Fifth ValueCorp Note”). The Note bears interest at 8%, with a maturity date of May 6, 2017, and is convertible at 50% of the lowest traded price over the 10 trading days preceding the conversion notice.	3,000	3,000

On April 14, 2016, we entered into a Convertible Debenture with Rockwell Capital Partners (“Sixth Rockwell Note”). The non-interest bearing Note with a maturity date of April 14, 2018, is convertible at 50% of the lowest traded price over the ten (10) trading days preceding the conversion notice. On May 30, 2017, a total of $5,000 of principal was converted into 392,157 shares of common stock.	5,000	5,000

On March 12, 2016, we entered into a Convertible Debenture with Sign and Drive Motors Inc. (“Third Sign and Drive Note”). The non-interest bearing Note with a maturity date of March 12, 2018, is convertible at 50% of the lowest traded price over the 10 preceding trading days.	2,000	2,000

On March 4, 2016, we entered into a Convertible Debenture with Sign and Drive Motors Inc. (“Second Sign and Drive Note”). The non-interest bearing Note with a maturity date of March 4, 2018, is convertible at 50% of the lowest traded price over the 10 preceding trading days.	7,000	7,000

On February 12, 2016, we entered into a Convertible Debenture with ValueCorp Trading Co (“Fourth ValueCorp Note”). The Note bears interest at 10%, with a maturity date of February 12, 2017, and is convertible at the lesser of a) $2.55 per share or b) 50% of the closing bid price at the time of conversion.	2,500	2,500

On February 12, 2016, we entered into a Convertible Debenture with Blackbridge Capital, LLC (“First Blackbridge Note”) who purchased and was assigned a $1,000 of debt from the First ODM Note. The Note bears interest at 10%, with a maturity date of February 12, 2017, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share. The note is currently in default.	1,000	1,000

On February 12, 2016, we entered into a Convertible Debenture with BB Winks, LLC (“Third BB Winks Note”). The Note bears interest at 10%, with a maturity date of February 12, 2017, and is convertible at the lesser of a) $2.55 per share or b) 60% of the current bid price at the time of conversion, but not less than $0.0255 per share.	2,500	2,500

International Spirits & Beverage Group, Inc.
(Formerly FIMA, Inc.)
Notes to Financial Statements

On January 7, 2016, we entered into a Convertible Debenture with an individual investor (“First Barker Note”). The Note bears interest at 10%, with a maturity date of January 7, 2018, is convertible at 50% of the lowest traded price over the ten (10) trading days preceding the conversion notice.	15,000	15,000

On December 15, 2015, we entered into a Convertible Debenture with TB Financial, LLC (“First TB Note”). The Note bears interest at 8%, with a maturity date of December 15, 2016, is convertible at 50% of the lowest traded price over the ten (10) trading days preceding the conversion notice. The note is currently in default.	5,000	5,000

On December 2, 2015, we entered into a Convertible Debenture with ValueCorp Trading Co (“Third ValueCorp Note”). The Note bears interest at 10%, with a maturity date of December 2, 2016, and is convertible at the lesser of a) $2.55 per share or b) 50% of the closing bid price at the time of conversion. The note is currently in default.	12,500	12,500

On November 4, 2015, we entered into a Convertible Debenture with BB Winks, LLC (“Second BB Winks Note”). The Note bears interest at 10%, with a maturity date of November 4, 2016, and is convertible at the lesser of a) $2.55 per share or b) 50% of the current bid price at the time of conversion, but not less than $0.0255 per share. The note is currently in default.	5,000	5,000

On October 14, 2015, we entered into a Convertible Debenture with Post Oak, LLC (“Second Post Oak Note”). The Note bears interest at 8%, with a maturity date of October 14, 2016, and is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice. The note is currently in default. On April 23, 2017, a total of $15,000 of principal was converted into 1,176,471 shares of common stock. On January 13, 2018, $295 of principal was converted into 2,950,000 shares of common stock.	29,705	30,000

On September 3, 2015, we entered into a Convertible Debenture with Post Oak, LLC (“Second Post Oak Note”). The Note bears interest at 8%, with a maturity date of September 3, 2016, and is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice.	250,000	250,000

On June 29, 2015, we entered into a Convertible Debenture with Strategic Tactical Asset Trading, LLC (“First STAT Note”). On February 9, 2016, the lender converted $250 principal for 98,039 shares of common stock. The Note bears interest at 10%, with a maturity date of June 29, 2016, and is convertible at 50% of the lowest bid price on the date immediately preceding the conversion notice. The note is currently in default.	4,750	4,750

On May 22, 2015, we entered into a Convertible Debenture with Ray Ciarello (“First Ciarello Note”). The Note bears interest at 8%, with a maturity date of May 22, 2016, and is convertible at the lesser of $2.55 or 50% of the lowest market value over the 25 trading days immediately preceding the conversion notice. The note is currently in default. On April 7, 2017, a total of $5,600, consisting of $5,000 of principal and $600 of interest, was converted into 439,216 shares of common stock.	2,500	2,500

On May 5, 2015, we entered into a Convertible Debenture with LOMA Management Partners (“Second LOMA Note”). The Note bears interest at 8%, with a maturity date of November 5, 2015, and is convertible at the lesser of a) $2.55 per share or b) 50% of the lowest bid price over the fifteen (15) trading days preceding the conversion notice.	20,000	20,000

International Spirits & Beverage Group, Inc.
(Formerly FIMA, Inc.)
Notes to Financial Statements

On April 8, 2015, we entered into a Convertible Debenture with an individual investor (“First Roth Note”). The Note bears interest at 10%, with a maturity date of April 8, 2016, is convertible at 50% of the lowest bid price on the date immediately preceding the conversion notice. On February 9, 2016, the lender converted $2250 principal for 98,039 shares of common stock. The note is currently in default.	2,250	2,250

On March 20, 2015, we entered into a Convertible Debenture with an individual investor (“Second Rosenthal Note”). The Note bears interest at 10%, with a maturity date of March 20, 2016, is convertible at 50% of the lowest bid price on the date immediately preceding the conversion notice.	8,500	8,500

On March 6, 2015, we entered into a Convertible Debenture with MVD Group, LLC (“First MVD Note”). The Note bears interest at 12%, with a maturity date of March 6, 2016, and is convertible at the greater of a) $0.0255 per share or b) 50% of the lowest bid price over the ten (10) days immediately preceding the conversion notice. The note is currently in default.	21,000	21,000

On January 26, 2015, we entered into an Amended and Restated Convertible Debenture with Plus Odds, Inc. to amend and restate the convertible debenture issued to Plus Odds, Inc. (“First Plus Odds Note”), pursuant to which a total of 280,850,000 shares of common stock previously held by First Plus Odds and its affiliates were cancelled and returned to treasury in exchange for the convertible promissory note bearing interest at 3% per annum. The Note has a maturity date of January 31, 2016, and is convertible at the greater of (i) an amount equal to the volume weighted average price (the “VWAP”) of the closing bid price on the trading day immediately preceding the conversion notice (up to $50K convertible per day, providing the VWAP was not below $0.50 per share) or (ii) fifty cents ($0.50) per share. On March 23, 2017, the Company and the holder agreed to amend the note to extend the maturity date to January 15, 2018, increased the interest rate to 8%, payable quarterly, and revised the conversion terms to enable the holder to convert up to $25,000 at a time at a conversion rate equal to 50% of the lowest closing traded price over the preceding 15 days from the conversion notice. The Note was sold and assigned to GPL Ventures, LLC. Note was exchanged for a new note on April 12, 2017 (“First GPL Note”), with a maturity date of April 12, 2018, bearing interest at 8% and convertible at 50% of the lowest traded price over the 20 trading days preceding notice of conversion. Between May 12, 2017 and July 5, 2017, a total of $125,000 of principal was converted into a total of 9,803,922 shares of common stock.
	140,000	140,000

On December 10, 2013, we entered into a Consolidated Convertible Note Agreement with Don Morrison (“First Morrison Note”), pursuant to which we settled $9,364 of outstanding accounts payable owed to Mr. Morrison in exchange for a convertible promissory note bearing interest at 10% per annum. The Note had a maturity date of January 10, 2015, and is convertible at the lesser of (i) $0.00255 per share or (ii) fifty percent (50%) of the average closing bid price for the Company’s common stock over the ten (10) trading days immediately preceding (a) the Holder’s receipt of shares pursuant to such Conversion or payment, or (b) Notice of such Conversion. The Note can be prepaid by us at a 150% premium after one year from the origination date of the note with a thirty (30) day written notice. The note holder sold and assigned the note to a third party (“First ODM Note”) who subsequently converted a total of $6,128 in exchange for an aggregate of 289,264,500 shares on various dates between March 10, 2015 and May 22, 2016. In addition, another $1,000 of principal was sold and assigned to a third party (Blackbridge Note #1) on February 12, 2016.
	$2,236	$2,236

Total convertible notes payable	899,341	912,136
Less: unamortized debt discounts	(44,549)	(67,517)
Convertible notes payable, net of discounts	$854,792	$844,619

International Spirits & Beverage Group, Inc.
(Formerly FIMA, Inc.)
Notes to Financial Statements

In accordance with ASC 470-20 Debt with Conversion and Other Options, the Company recorded total discounts of $0 and $115,531 for the variable conversion features of the convertible debts incurred during the three months ended March 31, 2018 and the year ended December 31, 2017, respectively. The discounts are being amortized to interest expense over the term of the debentures using the effective interest method. The Company recorded $22,968 and $17,434 of interest expense pursuant to the amortization of the note discounts during the three months ended March 31, 2018 and 2017, respectively.

The shares of common stock issuable upon conversion of the Notes listed above will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The terms of each convertible note placed a “maximum share amount” on the note holder that can be owned as a result of the conversions to common stock by the note holder of 4.99% of the issued and outstanding shares of the Company.

The Company recognized interest expense for the three months ended March 31, 2018 and 2017, respectively, as follows:

	March 31,	March 31,
	2018	2017
Interest on convertible notes	$19,851	$26,080
Amortization of debt discounts	22,968	17,434
Total interest expense	$42,819	$43,514

Note 8 – Officer Loan

Officer loan consists of the following at March 31, 2018 and December 31, 2017, respectively:

	March 31,	December 31,
	2018	2017
On April 27, 2017, the Company received a non-cash, unsecured, loan of $9,000 from the Company’s officer via a personal settlement payment on the Company’s behalf. The non-interest-bearing loan is due on demand.	$4,090	$9,000

Note 9 – Derivative Liabilities

As discussed in Note 7 under Convertible Notes Payable, the Company issued debts that consist of the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable could exceed the Company’s authorized share limit, the equity environment is tainted, and all additional convertible debentures and warrants are included in the value of the derivative. Pursuant to ASC 815- 15 Embedded Derivatives, the fair values of the variable conversion option and warrants and shares to be issued  were recorded as derivative liabilities on the issuance date.

The fair values of the Company’s derivative liabilities were estimated at the issuance date and are revalued at each subsequent reporting date.  The Company recognized current derivative liabilities of $1,254,567 and $837,272 at March 31, 2018 and December 31, 2017, respectively. The change in fair value of the derivative liabilities resulted in losses of $448,945 and $414,646 for the three months ended March 31, 2018 and 2017, respectively, which has been reported within other expense in the statements of operations.

International Spirits & Beverage Group, Inc.
(Formerly FIMA, Inc.)
Notes to Financial Statements

The following is a summary of changes in the fair market value of the derivative liability during the three months ended March 31, 2018 and the year ended December 31, 2017:

Derivative Liability Total
Balance, December 31, 2016	$249,800
Increase due to issuances of convertible notes payable	151,616
Change in fair market value of derivative liabilities adjustment	497,481
Debt Conversions	(61,625)

Balance, December 31, 2017	$837,272
Change in fair market value of derivative liabilities adjustment	448,945
Debt conversions	(31,650)
Balance, March 31, 2018	$1,254,567

Note 10 – Changes in Stockholders’ Equity (Deficit)

Stock Split and Amendment to Articles of Incorporation
On September 6, 2016, the Company amended its Articles of Incorporation to change the Par Value of its Common and Preferred Stock from $0.00001 to $0.001 per share, and amend its authorized capital stock to consist of (i) 480 million shares of common stock, $0.001 par value, and (ii) 20 million shares of preferred stock, $0.001 par value, designated as Series A and Series E preferred stock.

On September 12, 2017, a reverse stock split of 1:255 of common stock became effective. All disclosures, herein, have been restated to present the adjusted effects of the stock split.

Convertible Series B Preferred Stock
On August 16, 2016, the Company designated 100,000 shares of its 50,000,000 authorized shares of Preferred Stock as Convertible Series B Preferred Stock (“Series B”) with a $5.00 par value.

Series A & E Preferred Stock
Pursuant to an amendment to the Company’s Articles of Incorporation on September 6, 2017, the Company has 20,000,000 authorized shares of Preferred Stock, of which 1,000,000 shares of $0.001 par value Series E Preferred Stock (“Series E”) have been designated and issued. The Series E ranks subordinate and junior to all of the Corporation’s common stock, carries no dividends, has no liquidation participation rights and are not redeemable. The collective outstanding shares of Series E Preferred Stock are entitled to twice the number of votes of all outstanding shares of capital stock such that the holders of outstanding shares of Series E shares shall always constitute sixty-six and two thirds (66 2/3rds) of the voting rights of the Corporation. The holders of shares of Common Stock and Series E Preferred Stock shall vote together and not as separate classes.

On March 6, 2015, the Company issued 1,000,000 shares of Series E Preferred Stock to Alonzo Pierce, the Company’s President and Chairman of the Board for services provided.

Common Stock
Pursuant to an amendment to the Company’s Articles of Incorporation on September 6, 2016, the Company has 480,000,000 authorized shares of $0.001 par value Common Stock.

Common Stock Issuances for Debt Conversions (2018)
During the three months ended March 31, 2018, the Company issued a total of 13,325,000 shares of common stock pursuant to the conversion of an aggregate $13,545 of debt, consisting of $12,795 of principal and $750 of interest. The notes were converted in accordance with the conversion terms; therefore, no gain or loss has been recognized.

Common Stock Issuances for Debt Conversions (2017)
During the three months ended March 31, 2017, the Company issued a total of 5,152,864 shares of common stock pursuant to the conversion of an aggregate $133,312 of debt, consisting of $110,500 of principal and $22,812 of interest. The notes were converted in accordance with the conversion terms; therefore, no gain or loss has been recognized.

International Spirits & Beverage Group, Inc.
(Formerly FIMA, Inc.)
Notes to Financial Statements

Common Stock Issuances for Services (2018)
None.

Common Stock Issuances for Services (2017)
In February 2017, the Company granted 313,725 shares of common stock to consultants for services rendered. The fair value of the common stock was $88,000 based on the closing price of the Company’s common stock on the date of grant.

Common Stock Cancellations (2017)
On February 23, 2017, the Company cancelled a total of 196,078 shares of common stock previously issued for non- performance of services.

On February 10, 2017, the Company cancelled 196,078 shares of common stock previously issued for non- performance of services.

Common Stock Subscribed (2018)
During the three months ended March 31, 2018, the Company received an aggregate $50,950 representing subscriptions for a total of 3,880,817 shares of common stock.

Note 11 – Commitments and Contingencies

Legal Proceedings
The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business. Management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

Settlement Agreement
In April of 2017, the Company entered into a settlement agreement with regard to disputed compensation owed to a former employee. Pursuant to the settlement agreement, the Company is to pay a total of $72,000 over eight monthly payments of $9,000 commencing on April 28, 2017. The Company President made a payment of $9,000 on April 27, 2017, this amount is included in loan payable related party as of December 31, 2017.  During the three months ended March 31, 2018, the Company made payments to the President in the net amount of $9,650 on this loan; at March 31, 2018, the amount of $4,090 remains under this loan.  During 2017, seven of the payments were missed and the Company accrued an additional $3,500 of late fee penalties in accordance with the agreement. The late fee penalties and settlement liability are included in accrued expenses as of March 31, 2018 and December 31, 2017.

Note 12 – Paradigm Home Health Agreement

In January 2018, the Company entered into an agreement with Paradigm Home Health (“PHH”) whereby the Company would assist PHH in the management of its services (the “PHH Agreement”).  During the three months ended March 31, 2018, the Company recognized revenue and costs in the amounts of $47,354 and $34,284, respectively, pursuant to the PHH agreement.

Note 13 – Subsequent Events

Common Stock Issuances for Services, Related Party
On March 22, 2018, the Company granted 50,000,000 shares of common stock to Mr. Alonzo Pierce for services rendered. The fair value of the common stock was $352,000 based on the closing price of the Company’s common stock on the date of grant. In June 2018, the Company cancelled these 50,000,000 shares. There has been no charge to the Company’s operations for these shares, as they are not issued or outstanding.

Common Stock Issuances for Debt Conversions
Subsequent to March 31, 2018, the Company issued an aggregate 7,730,076 shares of common stock to investors for conversion of notes payable.

Common Stock Subscribed
Subsequent to March 31, 2018, the Company received an aggregate $192,000 for subscriptions to purchase a total of 5,485,715 shares of common stock.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and distribution.

The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the securities to be registered:

Accounting fees and expenses	$12,500
Legal fees and expense	25,000
Blue Sky fees and expenses	3,000
Miscellaneous and SEC filing fee	5,000
Total	$45,500

Item 14. Indemnification of Directors and Officers.

Sections 145 and 102(b)(7) of the Revised Statutes of the State of Nevada (referred to as the “NRS”) provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

Our amended and restated articles of incorporation provide for indemnification of our directors, officers, team members, and other agents to the maximum extent permitted by the NRS, and our bylaws provide for indemnification of our directors, officers, team members, and other agents to the maximum extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The Company has not entered into an indemnification agreement with our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling International Spirits pursuant to the foregoing provisions, International Spirits has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Incorporated by reference to Note 10 to the financial statements for the years ended December 31, 2017 and 2016.

Item 16. Exhibits and Financial Statement Schedules.

(a)          Exhibits:

The list of Exhibits is set forth on page II-3 of this Registration statement and is incorporated herein by reference.

(b)          Financial statement schedules.

Financial Statement Schedules have been omitted, as the information required to be set forth therein is included in the Consolidated Financial Statements or Notes thereto appearing in the prospectus made part of this registration statement.

Item 17. Undertakings.

(1)          The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

EXHIBIT INDEX

Exhibit Number	Description
2.1	Articles and Plan of Merger merging International Spirits and Beverage Group, Inc. into FIMA, Inc. dated March 17, 2015
2.2	Amended and Restated Intellectual Property Assignment Agreement between the Company and Top Shelf Brands Holdings Corp. effective May 11, 2015
2.3	Agreement and Plan of Distribution between the Company and Top Shelf Brands Holdings dated May 11, 2015
2.4	Purchase Agreement between the Company and Top Shelf Brands Holdings Corp. dated April 25, 2015
3.1	Articles of Incorporation of Fishing Buddy dated June 5, 2001
3.4	Bylaws of Fishing Buddy dated June 5, 2001
3.5	Amended and Restated Articles of Incorporation of the Company dated August 23, 2017
3.6	Amended and Restated Bylaws of the Company dated March 6, 2015
3.7	Amended and Restated Articles of Incorporation of FIMA, Inc. dated March 17, 2015
4.1	Designation of Series A Preferred Stock
4.2	Designation of Series B Preferred Stock
4.3	Designation of Series E Preferred Stock
5.1	Opinion of Sonfield & Sonfield re legality.
21	List of Subsidiaries of the Company.
23.1	Consent of M&K CPAS PLLC
23.2	Consent of Sonfield & Sonfield (included in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act, International Spirits and Beverage Group, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas on July 23, 2018.

INTERNATIONAL SPIRITS AND BEVERAGE GROUP, INC.
By: /s/ Terry Williams
Name: Terry Williams
Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Terry Williams and Alonzo Pierce, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Name	Title	Date

/s/ Terry Williams	Terry Williams	Director, CEO & Principal Executive Officer	July 23, 2018

/s/ Alonzo Pierce	Alonzo Pierce	Director, Chairman and President	July 23, 2018

/s/ Kristina Brown	Kristina Brown	Secretary and Treasurer	July 23, 2018

/s/ Suzy Guillory	Suzy Guillory	Director	July 23, 2018

/s/ Angela Greathouse	Angela Greathouse	Director, Principal Financial and Accounting Officer	July 23, 2018

II-4